REVOLVING CREDIT AGREEMENT

                                      among

                      HOLLYWOOD ENTERTAINMENT CORPORATION,
                                  as Borrower,

                                       and

                                SOCIETE GENERALE
                            DLJ CAPITAL FUNDING, INC.
                       GOLDMAN SACHS CREDIT PARTNERS L.P.
                                       and
                   the other financial institutions identified
                         on the signature pages hereto,
                                   as Lenders,

                                       and

                                SOCIETE GENERALE,
                            as Agent for the Lenders,
              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION,
                            as Administrative Agent,

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                           as Documentation Agent, and

                       CREDIT LYONNAIS LOS ANGELES BRANCH,
                               BARCLAYS BANK PLC,
                       DEUTSCHE BANK AG, NEW YORK BRANCH,
                         U.S. BANK NATIONAL ASSOCIATION,
                                       and
                          KEYBANK NATIONAL ASSOCIATION,
                                  as Co-Agents

--------------------------------------------------------------------------------

                                September 5, 1997

--------------------------------------------------------------------------------

                                  $300,000,000

--------------------------------------------------------------------------------

                                   Arranged by
                                Societe Generale
                            DLJ Capital Funding, Inc.
                       Goldman Sachs Credit Partners L.P.

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

1.1      Certain Defined Terms................................................ 2
1.2      General Principles Applicable to Definitions; Certain
         Usages of Terms......................................................18
1.3      Accounting Terms.....................................................19


                                   ARTICLE II

                                    THE LOANS

2.1   The Facility............................................................19
      2.1.1    Revolving Line of Credit.......................................19
      2.1.2    Swing Line.....................................................19
2.2   Manner of Borrowing a Loan..............................................20
      2.2.1    Revolving Loans................................................20
      2.2.2    Swing Line Borrowings..........................................21
      2.2.3    General Provisions.............................................21
2.3   Reductions of Commitments...............................................22
      2.3.1    Voluntary Reductions...........................................22
      2.3.2    Mandatory Reductions...........................................22
      2.3.3    Effect of Reduction............................................23
2.4   Repayment of Principal..................................................23
      2.4.1    Maturity Date..................................................23
      2.4.2    Mandatory Payments and Prepayments.............................23
2.5   Agent's Right to Fund...................................................24
2.6   Interest on Loans.......................................................25
      2.6.1    General Provisions.............................................25
      2.6.2    Selection of Alternative Rate..................................25
      2.6.3    Applicable Days for Computation of Interest....................27
      2.6.4    Unavailable IBOR Rate..........................................27
2.7   Compensation for Increased Costs........................................27
      2.7.1    Borrower's Obligation to Compensate............................27
      2.7.2    Effect of Invalidity or Inapplicability........................29
      2.7.3    Failure or Delay...............................................29
2.8   Prepayments.............................................................29
2.9   Notes...................................................................29
2.10  Manner of Payments......................................................30
      2.10.1   Time, Place and Manner.........................................30
      2.10.2   Statements.....................................................30
      2.10.3   Payments on Days Other than Business Days......................30
      2.10.4   Application of Payments........................................30
2.11  Fees....................................................................30
      2.11.1   Unused Commitment Fee..........................................30
      2.11.2   Loan Fees......................................................31

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      2.11.3   Agency Fees....................................................31
      2.11.4   Nonrefundable..................................................31
2.12  Sharing of Payments, Etc................................................31
2.13  Withholding Taxes.......................................................32
2.14  Guaranties..............................................................32
      2.14.1   Guaranties.....................................................32
      2.14.2   Certain Acknowledgments by Borrower............................32
2.15  Designated Senior Indebtedness..........................................33


                       ARTICLE III

                  CONDITIONS OF LENDING

3.1   Conditions to Availability..............................................33
      3.1.1    Execution and Delivery of Loan Documents.......................33
      3.1.2    Corporate Authority............................................33
      3.1.3    Legal Opinion..................................................34
      3.1.4    Perfected Security Interests...................................34
      3.1.5    Termination of Commitments and Liens under
               Existing Credit Agreement......................................34
      3.1.6    High Yield Offering............................................34
      3.1.7    Payment of Fees................................................35
      3.1.8    Other Information..............................................35
3.2   Conditions Precedent to all Loans.......................................35
      3.2.1    Notice of Borrowing............................................35
      3.2.2    Absence of Defaults, Accuracy of
               Representations................................................35
3.3   Special Condition Precedent to Initial Loans............................35


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

4.1   Corporate Existence and Power...........................................36
4.2   Corporate Authorization.................................................36
4.3   Government Approvals, Etc...............................................36
4.4   Binding Obligations, Etc................................................37
4.5   Litigation..............................................................37
4.6   Financial Condition.....................................................37
4.7   Indebtedness; Title and Liens...........................................37
4.8   Taxes...................................................................38
4.9   Laws, Orders; Other Agreements..........................................38
4.10  Lien Priority...........................................................39
4.11  Federal Reserve Regulations.............................................39
4.12  ERISA...................................................................39
4.13  Patents, Licenses, Franchises...........................................40
4.14  Not Investment Company, Etc.............................................40
4.15  Insurance...............................................................40

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
4.16  Certain Representations Regarding Subsidiaries and
      Material Subsidiaries...................................................40
4.17  Representations as a Whole..............................................42


                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

5.1   Use of Proceeds.........................................................42
5.2   Payment.................................................................42
5.3   Preservation of Corporate Existence, Etc................................42
5.4   Visitation Rights.......................................................43
5.5   Keeping of Books and Records............................................43
5.6   Maintenance of Property, Etc............................................43
5.7   Compliance With Laws, Etc...............................................43
5.8   Other Obligations.......................................................44
5.9   Insurance...............................................................44
5.10  Financial Information...................................................46
      5.10.1   Annual Audited Financial Statements............................46
      5.10.2   Quarterly Reports..............................................46
      5.10.3   Quarterly Compliance Certificates..............................47
      5.10.4   Monthly Store Sales Comparisons................................47
      5.10.5   Annual Budget: Financial Projections...........................47
      5.10.6   Shareholder, SEC and Government Reports........................47
      5.10.7   Subordinated Debt..............................................47
      5.10.8   Other Information..............................................47
5.11  Notification............................................................48
5.12  Indemnity of Material Subsidiaries......................................48
5.13  Delivery of Subsidiary Documents; Additional Payments
      Additional Acts.........................................................48
5.14  Net Worth...............................................................49
5.15  Leverage Ratio..........................................................49
5.16  Interest Coverage Ratio.................................................49
5.17  Average Per Store Contribution to Profit................................49


                                   ARTICLE VI

                               NEGATIVE COVENANTS

6.1   Liquidation, Merger, Sale of Assets.....................................50
6.2   Indebtedness............................................................51
6.3   Guaranties, Etc.........................................................53
6.4   Liens...................................................................53
6.5   Location of Inventory...................................................54
6.6   Investments.............................................................54
6.7   Operating Lease Obligations.............................................55
6.8   Limitations on Prepayment or Amendment of Subordinated
      Debt....................................................................55
6.9   ERISA Compliance........................................................55

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6.10  Transactions with Affiliates............................................55
6.11  Change in Business......................................................56
6.12  Accounting Change.......................................................56


                                   ARTICLE VII

                                EVENTS OF DEFAULT

7.1   Events of Default.......................................................56
      7.1.1    Loan Payment Default...........................................56
      7.1.2    Other Payment Default..........................................56
      7.1.3    Breach of Warranty.............................................56
      7.1.4    Breach of Certain Covenants; Failure of
               Security.......................................................56
      7.1.5    Breach of Other Covenants......................................57
      7.1.6    Material Adverse Changes: Extraordinary
               Situation......................................................57
      7.1.7    Cross-Default..................................................57
      7.1.8    Voluntary Bankruptcy, Etc......................................58
      7.1.9    Involuntary Bankruptcy, Etc....................................58
      7.1.10   Insolvency, Etc................................................59
      7.1.11   ERISA..........................................................59
      7.1.12   Judgment.......................................................59
      7.1.13   Government Approvals, Etc......................................59
      7.1.14   Change of Control..............................................60
7.2   Consequences of Default.................................................60


                                  ARTICLE VIII

                                    THE AGENT

8.1   Authorization and Action................................................60
8.2   Duties and Obligations..................................................62
      8.2.1    Limitations on Obligations.....................................62
      8.2.2    Use of Agents, Employees, Etc..................................63
      8.2.3    Payments, Deliveries to Lenders................................63
      8.2.4    Provision of Information Regarding Withholding.................63
8.3   Dealings Between Agent and Borrower.....................................63
8.4   Lender Credit Decision..................................................64
8.5   Indemnification by Lenders..............................................64
8.6   Successor Agent.........................................................64
8.7   Administrative Agent; Documentation Agent; Co-Agents....................65


                                   ARTICLE IX

                                  MISCELLANEOUS

9.1   No Waiver; Remedies Cumulative..........................................65

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9.2   Governing Law...........................................................66
9.3   Mandatory Arbitration...................................................66
9.4   Notices.................................................................66
9.5   Assignment and Participations...........................................67
      9.5.1    Agreement Binding..............................................67
      9.5.2    Sale of Participations.........................................67
      9.5.3    Assignments....................................................67
      9.5.4    Assignments or Pledges to Federal Reserve Bank.................68
      9.5.5    Certain Effects of Assignments, Participations
               and Pledges....................................................69
      9.5.6    Confidentiality................................................70
      9.5.7    Representations of Lenders.....................................70
9.6   Indemnification by Borrower; Expenses...................................71
      9.6.1    Indemnification................................................71
      9.6.2    Expenses.......................................................72
9.7   Setoff..................................................................72
9.8   No Third Party Beneficiaries............................................72
9.9   Severability; Independence of Covenants.................................73
      9.9.1    Severability...................................................73
      9.9.2    Independence of Covenants......................................73
9.10  Survival................................................................73
9.11  Conditions Not Fulfilled; Limitation on Liability.......................73
      9.11.1   Conditions Not Fulfilled.......................................73
      9.11.2   Limitation on Liability........................................73
9.12  Entire Agreement; Amendment.............................................74
9.13  WAIVER OF JURY TRIAL....................................................74
9.14  Headings................................................................74
9.15  Counterparts............................................................74

SCHEDULES

Schedule 1     -     Prepayment Fees

EXHIBITS

Exhibit A      -     Form of Promissory Note
Exhibit B      -     Form of Borrower Security Agreement
Exhibit C      -     Form of Subsidiary Security Agreement
Exhibit D      -     Form of Assignment Agreement
Exhibit E      -     Form of Guaranty

                           REVOLVING CREDIT AGREEMENT


     THIS REVOLVING CREDIT AGREEMENT ("Agreement") is made as of September 5, 1997, by and among (i) HOLLYWOOD ENTERTAINMENT CORPORATION (d/b/a "Hollywood Video"), an Oregon corporation, as borrower (the "Borrower"), (ii) SOCIETE GENERALE, DLJ CAPITAL FUNDING, INC. and GOLDMAN SACHS CREDIT PARTNERS L.P., and the other financial institutions identified as Lenders on the signature pages hereto, as lenders (each individually a "Lender" and collectively the "Lenders"), and (iii) SOCIETE GENERALE, as agent for the Lenders (in that capacity, the "Agent"), DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION, as administrative agent for the Lenders (the "Administrative Agent") and GOLDMAN SACHS CREDIT PARTNERS L.P., as documentation agent (in that capacity, the "Documentation Agent"), and CREDIT LYONNAIS, LOS ANGELES BRANCH, BARCLAYS BANK PLC, DEUTSCHE BANK AG, NEW YORK BRANCH, U.S. BANK NATIONAL ASSOCIATION, and KEYBANK NATIONAL ASSOCIATION, as Co-Agents (in that capacity, individually a "Co-Agent" and collectively the "Co-Agents").

                                    RECITALS

     A. Pursuant to that certain Amended and Restated Revolving Credit Agreement (the "Existing Credit Agreement") dated as of February 12, 1997, by and among Bank of America National Trust & Savings Association, United States National Bank of Oregon, Union Bank of California, N.A., Key Bank of Washington, Banque Nationale de Paris, Societe Generale, The Sumitomo Bank, Limited and Bank Hapoalim, B.M. (each individually an "Existing Lender" and collectively the "Existing Lenders"), Bank of America National Trust Savings Association as agent for the Existing Lenders (in that capacity, the "Existing Agent"), and the Borrower, as amended, the Existing Lenders agreed to provide the Borrower with a revolving credit facility (the "Existing Facility").

     B. Borrower has requested that the Lenders extend a revolving loan facility to the Borrower, to be secured by substantially all of its personal property, the proceeds of which will be used in accordance with the provisions of this Agreement (including that the proceeds of the initial Loan hereunder be applied, as necessary, to the payment of all accrued and unpaid obligations of the Borrower under the Existing Facility), and the Lenders are willing to extend the requested facility on the terms and conditions set forth herein.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

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
                                    ARTICLE I

                                   DEFINITIONS

     1.1 Certain Defined Terms. As used in this Agreement, (i) terms defined in the preamble or in the recitals hereto, unless otherwise defined, have the meanings given to them therein, and (ii) the following terms have the following meanings:

     "Acquisition Price" means, for any asset, the aggregate purchase price therefor (whether paid in cash or other property, and determined using the fair market value of property other than cash), including bona fide purchase money financing provided by the seller and all existing Indebtedness pertaining to such asset (a) that is assumed as part of the acquisition of such asset or (b) subject to which such asset is acquired.

     "Additional Similar Assets" means (a) any property or assets (other than Indebtedness or securities) in a line of business in which the Borrower is engaged as of the date hereof or that is not substantially different from any such line, or (b) the capital stock of a Person engaged in a line of business in which the Borrower is engaged as of the date hereof.

     "Adjusted Base Rate" means a per annum rate of interest equal to the Base Rate (changing as such Base Rate changes) plus the Margin (changing as such Margin changes).

     "Adjusted EBITDA" means, for any Person for any period, such Person's EBITDA for such period minus thirty percent (30%) of total Rental Revenues for all Stores for such period (after deducting from such 30% of total Rental Revenues any cash charges associated with the acquisition of inventory (including, without limitation, any fees in connection with revenue sharing arrangements with respect to Rental Items), to the extent such cash charges were treated as operating expenses for purposes of determining such Person's net income for such period in accordance with GAAP ("Associated Cash Charges"); provided that such Associated Cash Charges have been (a) separately audited by Borrower's independent public accountants as of the end of the Borrower's fiscal year then most recently ended and (b) noted in Borrower's quarterly compliance certificates delivered in accordance with Section 5.10.3).

     "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person. For purposes of the Loan Documents, "control" means the power to direct the management and policies of another Person, directly or indirectly, through the ownership of voting securities, by contract, or otherwise, and the terms "controlled by" and "under common control with" have correlative meanings. In addition, the term "Affiliate" also means, with respect to the Borrower or any Subsidiary, (a) any beneficial owner of capital stock of the Borrower (or of options, warrants or other rights to acquire capital stock of the Borrower, whether or not exercisable at the time of determination) representing ten percent (10%) or more, on a fully diluted basis, of the total voting power of all voting securities of the Borrower entitled to vote in the election of directors, and (b) any Person who would be an Affiliate of such beneficial owner pursuant to the first sentence of this definition.

     "Agent" means Societe Generale in its capacity as agent for the Lenders, and any successor agent selected pursuant to Section 8.6.

     "Agent-Related Person" has the meaning given in Section 8.4.

     "Aggregate Investment" means (a) with respect to Investments in a Person, the sum of (i) the Acquisition Price of the securities of such Person, plus (ii) all contributions of cash or other property (valued at fair market value) made, or committed to be made, to such Person, plus (iii) all other Investments in such Person, plus (iv) (without duplication of amounts included pursuant to clause (a) of this definition) aggregate Indebtedness (including, without limitation, guaranties and other contingent obligations in support of Indebtedness of another Person) incurred in support of the obligations of such Person; and (b) with respect to a line of business not conducted through another Person, the sum of (i) the aggregate Acquisition Price of all property used in the conduct of such line of business (or, if such property is not acquired for the purpose of conducting such line of business, but is later used therein, the fair market value of such property at the time such use commences), plus (ii) cumulative operating losses (before depreciation) incurred in the conduct of such line of business.

     "Ancillary Business" means any business (a) substantially different from those lines of business carried on by the Borrower on the date hereof, that (b) the Board of Directors of the Borrower determines in good faith is related, ancillary or complementary to the lines of business carried on by the Borrower on the date hereof.

     "Applicable Interest Period" means, with respect to any IBOR Loan, the period commencing on the first day the Borrower elects to have such IBOR Rate apply to such Loan and (subject to Section 2.10.3) ending on a day one, two, three or six months thereafter, as specified in the Interest Rate Notice given in respect of such Loan or as otherwise determined pursuant to Section 2.6.2 ; provided, however, that (a) no Applicable Interest Period may be selected for a Loan if it extends beyond the Maturity Date, and (b) no Applicable Interest Period may be selected so as to end later than the next succeeding date of any scheduled reduction in the Total Commitment if the aggregate principal amount of the IBOR Loan subject thereto, when aggregated with the aggregate principal amount of all other then outstanding IBOR Loans subject to Applicable Interest Periods that end after the date of such scheduled reduction, would exceed the amount of the Total Commitment, as reduced thereon.

     "Applicable Interest Rate" means, for each Loan, the Adjusted Base Rate or IBOR Rate, as designated by the Borrower in an Interest Rate Notice given with respect to such Loan (or portion thereof) or as otherwise determined pursuant to
Section 2.6.2.

     "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or other dispositions):

          (a) by the Borrower or any Subsidiary (including, without limitation, any disposition by way of merger, consolidation or similar transaction),

          (b) to any Person other than (i) in the case of a disposition by the Borrower, to a Material Subsidiary, or (ii) in the case of a disposition by a Subsidiary, to the Borrower, to a Material Subsidiary or to another Subsidiary of the Borrower in which the Borrower owns, directly or indirectly through one or more wholly-owned Subsidiaries, at least the same percentage of the outstanding equity interests that it owns in the Subsidiary making such disposition;

(each of the foregoing, for purposes of this definition, a "disposition"), of
(x) any shares of the capital stock of any Subsidiary (other than directors' qualifying shares and, to the extent required by local ownership laws in any foreign country, shares owned by foreign shareholders), (y) all or substantially all of the assets of any division, business segment or comparable line of business of the Borrower or any Subsidiary, or (z) any other assets of the Borrower or any Subsidiary outside the ordinary course of such Person's business; but excluding (p) any disposition that constitutes a Permitted Investment; (q) distributions to shareholders, to the extent permitted under the Loan Documents; (r) sales of Rental Items consistent with past practice; (s) a disposition (other than a sale or closure of a Store, which shall be subject to the following clause (t)), for fair market value, of assets having a fair market value of less than One Million Dollars ($1,000,000), if the fair market value of the assets subject to such disposition, when aggregated with the fair market value of the assets subject to all prior dispositions of assets during the same fiscal year that have been excluded from the definition of "Asset Disposition" pursuant to this clause (s), does not exceed Five Million Dollars ($5,000,000); and (t) any sale or closure of a Store (or sale or closure, as part of a single transaction, of more than one Store), provided that (i) within ninety (90) days after such disposition, the Borrower, or a Material Subsidiary, has opened another Store of the same type for each such Store sold or closed and (ii) until it is determined that such disposition does not constitute an Asset Disposition, an

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
amount equal to the Net Available Cash therefrom (determined as if such disposition were an Asset Disposition) is either reserved against availability under the Facility or (to the extent that there is not sufficient availability under the Facility to reserve the full amount thereof) deposited with the Agent, to be held as Collateral, pursuant to documentation in form and substance reasonably satisfactory to the Agent, pending the use thereof (A) to acquire Additional Similar Assets or (B) if such disposition is determined to constitute an Asset Disposition, to be applied in accordance with Sections 2.3.2 and 2.4.2.

     "Assignment Agreement" has the meaning given in Section 8.2.1.

     "Availability Date" has the meaning given in Section 3.1.

     "Bankruptcy Code" means the Bankruptcy Code of the United States, 11 U.S.C. ss.ss. 101 et seq., as amended from time to time, and any successor statute.

     "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by Societe Generale, Los Angeles Branch, as its "reference rate." (The "reference rate" is a rate set by Societe Generale, Los Angeles Branch, based upon various factors including its costs and desired return and general economic conditions, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

     "Base Rate Loan" means a Loan bearing interest at the Adjusted Base Rate.

     "Borrower" means Hollywood Entertainment Corporation, an Oregon corporation, and any permitted Successor or assign pursuant to Section 9.5.

     "Borrower Disclosure Letter" means that certain letter, dated as of the date hereof, signed on behalf of Borrower and delivered to the Agent on or prior to the Funding Date of the initial Loan hereunder.

     "Borrower Security Agreement" means a Security Agreement executed by the Borrower in favor of the Agent substantially in the form attached hereto as Exhibit B.

     "Business Day" means any day other than Saturday, Sunday or another day on which banks are authorized or obligated by law to close in Los Angeles, California or Portland, Oregon, except in the context of the selection of a Loan accruing interest at the IBOR Rate or the calculation of the IBOR Rate for any Applicable Interest Period, in which event "Business Day" means any day other than Saturday or Sunday on which dealings in foreign currencies and exchange between banks may be carried on in Grand Cayman, British West Indies, and Los Angeles, California.

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
     "Capital Leases" means, for any Person, all obligations of such Person under leases which are, or, in accordance with GAAP, should be, recorded as capital leases.

     "Closing Date" means the date of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" means, except to the extent expressly excluded therefrom pursuant to the terms of any Security Agreement, all personal property of the Borrower and of each Material Subsidiary (whether or not the creation of a Lien thereon is subject to the Uniform Commercial Code, as in effect in any relevant jurisdiction), including, without limitation, whether now owned or hereafter acquired, all right, title and interest of the Borrower and each Material Subsidiary in any and all (a) goods, (b) accounts, (c) chattel paper, (d) documents, (e) instruments, (f) investment property, (g) rights to proceeds of written letters of credit, (h) money and (i) general intangibles.

     "Commitment" has the meaning given in Section 2.1.1.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414(b) or 414(c) of the Code.

     "Default" means any event which, but for the passage of time or the giving of notice, or both, would be an Event of Default.

     "Default Rate" has the meaning given in Section 2.6.1(a).

     "Defaulting Lender" means any Lender that fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation or, if no time frame is specified, for a period of five (5) Business Days after notice from Agent.

     "EBITDA" means, for any Person for any period, such Person's net income (or net loss), excluding any extraordinary gains or losses and taxes associated therewith, plus the sum of (a) interest expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense, and (e) all other noncash items deducted for purposes of determining net income (other than items that will require cash payments and for which an accrual or reserve is, or is required under GAAP, to be made), in each case determined on a consolidated basis in accordance with GAAP for such Person for such period; provided, however, that in determining net income (or net loss) for any period that includes the three months ended March 31, 1997, there shall be excluded the nonrecurring $18.9 million pre-tax expense related to the settlement in such period of the

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securities class action lawsuit Murphy v. Hollywood Entertainment
Corporation et al.

     "Eligible Assignee" means (a) (i) a (A) commercial bank, (B) savings and loan association or (C) savings bank, in each case, organized under the laws of the United States or any state thereof; (ii) a commercial bank organized under the laws of any other country or a political subdivision thereof, provided that
(A) such bank is acting through a branch or agency located in the United States, or (B) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such a country; and (iii) any other Person that (A) is an "accredited investor" (as defined in Regulation D promulgated under the Securities Act of 1993, as amended), and (B) extends credit or buys loans as one of its businesses (including, without limitation, insurance companies, mutual funds and lease financing companies); and (b) any Lender or Affiliate of any Lender; provided, however, that (x) neither the Borrower nor any Affiliate of the Borrower shall be an Eligible Assignee, and (y) no Person shall be an Eligible Assignee unless, at the time it first acquires an interest in the Loans, the Borrower would not be required to deduct or withhold any Taxes or other amounts from or in respect of any sum payable hereunder or under any other Loan Document to such Person.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Event of Default" has the meaning given in Section 7.1.

     "Excess Disposition Proceeds" has the meaning given in Section 2.3.2 .

     "Facility" means the revolving line of credit (including the Swing Line subfacility) described in Section 2.1.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three federal funds brokers of recognized standing selected by it.

     "Financing Statements" means those Uniform Commercial Code financing statements, satisfactory in form and substance to the Agent and naming the Agent as secured party, executed by the Borrower, as debtor, in form acceptable for filing in each of the fifty states and identifying by item or type the Collateral described in the Security
Agreement.

     "Funded Debt" means, for any Person, without duplication: (a) all indebtedness or liability of such Person for borrowed money and all indebtedness or liability for borrowed money secured by a Lien on the assets of such Person, whether or not such indebtedness or liability has been assumed by such Person,
(b) all indebtedness and liability of such Person for Capital Leases and (c) all indebtedness or liability for borrowed money or for Capital Leases for which such Person is indirectly or contingently liable (as obligor, guarantor, or otherwise), but, in the case of Funded Debt described in this clause (c), not in excess of any contractual limit on such Person's liability therefor.

     "Funding Date" means, with respect to any Loan, the date on which such Loan is funded pursuant to Article II.

     "GAAP" has the meaning given in Section 1.3.

     "Government Approval" means an approval, permit, license, authorization, certificate, or consent of any Governmental Authority.

     "Governmental Authority" means the government of the United States or any State or any foreign country, or of any political subdivision of any thereof, or any branch, department, agency, instrumentality, court, tribunal or regulatory authority which constitutes a part or exercises any sovereign power of any of the foregoing.

     "Guaranty" means a guaranty of the Obligations executed by one or more Material Subsidiaries, in substantially the form of Exhibit E.

     "High Yield Notes" means (a) the "Initial Securities", as defined in, and issued pursuant to, the Indenture, and (b) the "Exchange Securities" (as defined in the Indenture), if any, issued in exchange therefor as contemplated by the High Yield Offering Memorandum and the Indenture, provided that such Exchange Securities have terms (including subordination provisions) substantially identical in all material respects to such Initial Securities, except that such Exchange Securities need not contain the same restrictions on transfer or registration rights as do such Initial Securities.

     "High Yield Offering" means (a) at any time prior to the offering of the "Exchange Securities" described in the Indenture, the Borrower's offering of the High Yield Notes outstanding as of the Closing Date, and (b) upon commencement of the Borrower's offering of such Exchange Securities, both the offering described in the preceding clause (a) and the offering of such Exchange Securities pursuant to the "Exchange Offer Registration Statement" described in the High Yield Offering Memorandum.

     "High Yield Offering Memorandum" means (a) at any time prior to the filing of the "Exchange Offer Registration Statement" referred to above, the Offering Memorandum, dated July 18, 1997, relating to the issuance of the Borrower's senior subordinated notes due 2004, as at any time amended, and (b) following the filing of such Exchange Offer Registration Statement, collectively, the Offering Memorandum described in the preceding clause (a), such Exchange Offer Registration Statement and any related offering memorandum or prospectus, in each case, as at any time amended.

     "IBOR Loan" means a Loan bearing interest at an IBOR Rate.

     "IBOR Rate" means, with respect to any Loan for any Applicable Interest Period, an interest rate per annum equal to the sum of (a) the Margin (changing effective as of the date of each change in the Margin) and (b) the product of
(i) the Offshore Rate; and (ii) the Eurodollar Reserves in effect on the first day of such Applicable Interest Period. As used herein, the "Offshore Rate" means the rate of interest per annum determined by the Agent as the rate at which dollar deposits in the approximate amount of such Loan for such Applicable Interest Period would be offered by Societe Generale's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated for such purpose by Societe Generale) to major banks in the offshore dollar interbank market at their request at approximately 11:00 a.m. (New York City time) two (2) Business Days prior to the commencement of such Applicable Interest Period. As used herein, "Eurodollar Reserves" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any special, supplemental, marginal or emergency reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System or any other banking authority to which the Lenders are subject for Eurocurrency Liability (as defined in Regulation D of such Board of Governors). It is agreed that for purposes hereof, each Loan accruing interest at the IBOR Rate shall be deemed to constitute a Eurocurrency Liability and to be subject to the reserve requirements of Regulation D, without benefit of credit or proration, exemptions or offsets which might otherwise be available to the Lenders from time to time under such Regulation D. Eurodollar Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage and shall apply to Applicable Interest Periods commencing after the effective date of change.

     "Indebtedness" means, for any Person, without duplication: (a) all items of indebtedness or liability (except capital, surplus, deferred credits and reserves, as such) which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of a balance sheet as of the date as of which indebtedness is determined, (b) indebtedness secured by any Lien, whether or not such indebtedness shall have been assumed, (c) any other indebtedness or liability for borrowed money or for the deferred purchase price of property or services for which such Person is directly or contingently liable as obligor, guarantor, or otherwise, or in respect of which such

Person otherwise assures a creditor against loss, (d) any other obligations of such Person under Capital Leases, and (e) any obligations of such Person under any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Borrower or any Subsidiary against fluctuations in interest rates or in the prices of any goods or services.

     "Indenture" means the Indenture dated as of August 13, 1997, between the Borrower, as Issuer, and U.S. Trust Company of California, N.A., as Trustee, with respect to the Borrower's 10-5/8% Senior Subordinated Notes Due 2004, as at any time amended in accordance with the provisions hereof.

     "Interest Coverage Ratio", for any period of four consecutive fiscal quarters of the Borrower, means the ratio of (a) Adjusted EBITDA for such period, less cash taxes paid by the Borrower and its consolidated Subsidiaries during such period, to (b) total interest expense of the Borrower for such period, determined on a consolidated basis in accordance with GAAP.

     "Interest Rate Notice" has the meaning given in Section 2.6.2.

     "Investment" means, as applied to any Person, (a) any direct or indirect purchase or other acquisition by that Person of (i) any equity or debt securities (including, without limitation, capital stock, shares, voting trust certificates, bonds, debentures, notes or instruments or other securities or evidences of indebtedness or other obligations), or (ii) a beneficial interest in any equity or debt securities, of any other Person; and (b) any direct or indirect loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, and similar items made or incurred in the ordinary course of business), or capital contribution by such Person to any other Person (including, without limitation, by means of any transfer of cash or other property or payment for property or services for the use of such other Person), including all Indebtedness and accounts owed by that other Person (x) that arise from any Asset Disposition, (y) that are not current assets or (z) that did not arise from sales of goods or services to that Person in the ordinary course of business and on arm's-length terms.

     "Lenders" means Societe Generale; DLJ Capital Funding, Inc; Goldman Sachs Credit Partners L.P. and each of the other Persons identified as Lenders on the signature pages hereto, and any Successors to or permitted assigns of any of the foregoing.

     "Leverage Ratio" means, for any period of four consecutive fiscal quarters of the Borrower (determined on a consolidated basis), the ratio of (a) Borrower's Funded Debt as of the last day of such period, to (b) Borrower's Adjusted EBITDA for such period.

     "Lien" means, for any Person, any security interest, pledge, mortgage, charge, assignment, hypothecation, encumbrance, attachment, garnishment, execution or other voluntary or involuntary security interest or lien in, on or affecting the revenues of such Person or any real or personal property in which such Person has or hereafter acquires any interest, except (i) (without limiting the provisions of Section 7.1.12(b)) liens for Taxes which are not delinquent or which remain payable without penalty or the validity or amount of which is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof with appropriate reserves having been established therefor;
(ii) liens imposed by law (such as mechanics' liens) incurred in good faith in the ordinary course of business which are not delinquent or which remain payable without penalty or the validity or amount of which is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof with, in the case of liens on property of the Borrower, provision having been made to the satisfaction of the Agent for the payment thereof in the event the contest is determined adversely to the Borrower; (iii) deposits or pledges under worker's compensation, unemployment insurance, social security or other similar laws or made to secure the performance of bids, tenders, contracts (except for repayment of borrowed money), or leases (other than Capital Leases), or to secure statutory obligations or surety or appeal bonds or to secure indemnity, performance or other similar bonds given in the ordinary course of business; and (iv) liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, provided that (A) such deposit account or other funds is/are available to such Person on demand, and (B) such deposit account or other funds are neither established nor maintained with such depository institution as security for, or a condition to or other requirement imposed in connection with the incurring or maintenance of, any Indebtedness to such depository institution.

     "Loan" means a loan made by one or more Lenders pursuant hereto, provided that (a) if any Revolving Loan or Revolving Loans (or portions thereof) is/are combined or subdivided pursuant to Section 2.6.2, the term "Loan" means such combination or such subdivided portion thereof, as the case may be; (b) where the context so requires, the term "Loan" means, with respect to a particular Lender, the advance made (or required to be made) by such Lender in the amount of such Lender's Percentage Interest of a borrowing hereunder (or, if less, the remaining unused portion of such Lender's Commitment); and (c) except where the context otherwise requires, the term "Loan" also means each advance under the Swing Line.

     "Loan Documents" means this Revolving Credit Agreement, the Notes, the Security Agreements, the Guaranties and all other certificates, instruments and other documents executed in connection with this Agreement or the transactions contemplated hereby.

     "Majority Lenders" means at any time Lenders having an aggregate Percentage Interest of greater than fifty percent (50%).

     "Mandatory Reduction" means a reduction in the Total Commitment effected
(a) pursuant to the definition of "Total Commitment" or (b) pursuant to Section 2.3.2.

     "Margin" means a per annum rate determined in accordance with the following chart, adjusted as of the first day of the first full calendar month beginning after the date on which the Borrower delivers the quarterly compliance certificates required under Section 5.10.3 with respect to any fiscal quarter, based on the Leverage Ratio for the period of four consecutive fiscal quarters ended as of the last day of such fiscal quarter, provided that if the Borrower fails to deliver such quarterly compliance certificate on or before the date it is due, then, from the first day of the first full calendar month beginning after the date such delivery was due until the first Business Day after such quarterly compliance certificate is delivered, the Margin shall be the lesser of
(a) 25 basis points over the Margin theretofore in effect, or (b) the maximum Margin (for Base Rate Loans or IBOR Loans, as the case may be) forth set in the following chart:

                                                                Margin for use
         Leverage                     Margin for use in         in determining
         Ratio                      determining IBOR Rate     Adjusted Base Rate
         -----                      ---------------------     ------------------
         less than or
         equal to 1.50                      0.875%                   0.000%

         greater than 1.50
         but less than or
         equal to 1.75                      1.125%                   0.125%

         greater than 1.75
         but less than or
         equal to 2.00                      1.375%                   0.375%

         greater than 2.00
         but less than or
         equal to 2.50                      1.625%                   0.625%

         greater than 2.50
         but less than or
         equal to 3.00                      1.875%                   0.875%

         greater than 3.00                  2.125%                   1.125%

Subject to the proviso in the preceding sentence, from the date of this Agreement through the first day of the first full calendar month to begin after the date on which the Borrower delivers to the Agent the quarterly compliance certificates required under Section 5.10.3 in respect of the fiscal quarter ending September 30, 1997, the Margin applicable to IBOR Loans shall be 1.875% per annum, and the Margin applicable to Base Rate Loans shall be 0.875%.

     "Material Adverse Effect" means, (a) with respect to Borrower or any Material Subsidiary, a material adverse effect on the business, operations or financial condition of the Borrower or such Material Subsidiary; or (b) with respect to the Borrower or any Material Subsidiary, a material adverse effect on the ability of such Person to perform its obligations under the Loan Documents to which it is a party.

     "Material Subsidiary" means, at any time, each Subsidiary of the Borrower that then has a Net Worth in excess of the lesser of (a) $5,000,000 or (b) 3% of Borrower's Net Worth.

     "Maturity Date" means the date that is five (5) years after the date hereof.

     "Net Available Cash" means, with respect to any Asset Disposition, the cash payments received by the Borrower or any Subsidiary therefrom (including, without limitation (but without limiting the provisions of Section 6.6), as and when received, any cash payments received by way of deferred payment of principal pursuant to any note or installment receivable or otherwise and cash received upon the conversion into cash of marketable securities or other property received as consideration for such Asset Disposition), in each case net of all (a) (i) legal, title, recording and transfer tax expenses relating to such Asset Disposition, (ii) commissions and other fees and expenses incurred to any Person other than an Affiliate of the Borrower in connection with such Asset Disposition, and (iii) Federal, state, provincial, foreign and local taxes required to be paid, as a consequence of such Asset Disposition, within twelve months after the date thereof; (b) payments made on any Indebtedness (i) secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien of any kind thereon, as a condition precedent to the consummation of such Asset Disposition, (ii) required to be made, at or before the consummation of such Asset Disposition, to obtain a necessary consent thereto, or (iii) required to be paid from the proceeds of such Asset Disposition under applicable law; (c) in the case of an Asset Distribution by a Subsidiary, distributions and other payments required to be made to any holders of minority interests in such Subsidiary as a consequence of such Asset Disposition; and (d) appropriate reserves established by the seller, in accordance with GAAP or as otherwise agreed by the Majority Lenders, against any liabilities (i) associated with the assets subject to such Asset Disposition (including, without limitation, liabilities under any indemnity obligations incurred as part of such Asset Disposition), (ii) that are retained by the Borrower or the Subsidiary party to such Asset Disposition.

     "Net Cash Proceeds" means, with respect to any issuance or sale of capital stock by the Borrower, the cash proceeds of such issuance or sale, net of (a) (i) attorneys' fees and disbursements, (ii) accountants' fees,
(iii) underwriters' or placement agents' fees, discounts or commissions, and
(iv) brokerage, consultants' and other fees, in each case, actually incurred in connection with such issuance or sale; (b) taxes paid or payable as a result thereof; and (c) any portion of such cash proceeds received in respect of sales of capital stock to any Subsidiary.

     "Net Income" means, for any accounting period, the net income of the Borrower for such period, determined in accordance with GAAP.

     "Net Worth" means, for any Person, such Person's shareholders' equity, determined in accordance with GAAP.

     "Notes" has the meaning given in Section 2.9.

     "Notice of Borrowing" means a written request for a Loan, executed by the Borrower and delivered to the Agent and containing the information set forth in
Section 2.2.

     "Obligations" means, from time to time, all indebtedness or other obligations of the Borrower owing to the Agent, any Lender or any Indemnified Person (as defined in Section 9.6.1), or any of their respective successors, transferees or assigns, of every type and description, whether or not evidenced by any note, guaranty or other instrument, arising under or in connection with this Agreement or any other Loan Document, whether or not for the payment of money, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired, and including, without limitation, all present and future obligations for the payment of principal, premium, interest (including interest accruing after the filing of any petition under the Bankruptcy Code, at the Default Rate), penalties, fees, indemnifications, reimbursements, damages and other liabilities at any time payable under the Loan Documents.

     "Officer's Certificate" means a certificate signed in the name of the Borrower by its Chairman, its President, its Chief Financial Officer, its Senior Vice President of Finance or its Controller.

     "Passive Investment" means the acquisition by the Borrower of voting securities of a Person, engaged (or being formed to engage) in an Ancillary Business, provided that (a) such Person is a corporation, limited partnership or other limited liability entity and the securities therein acquired by the Borrower do not expose the Borrower generally to liability for the obligations of such Person; (b) Borrower does not own a majority of the outstanding voting securities of such Person or otherwise have the right to control the management of such Person; (c) the financial results of such Person are not required, under GAAP, to be reported on a consolidated basis with those of Borrower; and (d) the Borrower does not become indirectly or contingently liable (as obligor, guarantor, or otherwise) for any obligation of such Person, or otherwise assure any creditor of such Person against loss.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Pension Plan" means an "employee pension benefit plan" (as such term is defined in ERISA) from time to time maintained by the Borrower or a member of the Controlled Group.

     "Percentage Interest" means, for any Lender at any time, the percentage that such Lender's Commitment is of the Total Commitment.

     "Permitted Acquisition" means an acquisition by the Borrower, after the date of this Agreement, of (a) all or substantially all of the assets (or of all or substantially all of the assets of any division, business segment or comparable line of business) of another Person, or (b) all of the outstanding capital stock of another Person (including acquisitions by merger), in either case, that does not otherwise cause the occurrence of a Default or Event of Default, provided that (i) no later than twenty (20) Business Days prior to the consummation of such acquisition, the Borrower delivers to the Agent the Pro Forma Calculations with respect to such acquisition; and (ii) the Acquisition Price of such acquisition, when aggregated with the Acquisition Prices of all prior such acquisitions, does not exceed the sum of (A) twenty-five percent (25%) of Borrower's Net Worth (excluding from such calculation, however, the effect of the Borrower's receipt of Net Cash Proceeds in respect of issuances or sales of capital stock after the Closing Date) as of the date of such acquisition, and after giving effect thereto, plus (B) fifty percent (50%) of the aggregate Net Cash Proceeds received by the Borrower in respect of issuances or sales of capital stock after the Closing Date.

     "Permitted Investment" means any Investment permitted under Section 6.6.

     "Person" means an individual, a corporation, a partnership (whether general, limited, or limited liability), a limited liability company, a trust, an unincorporated association, a joint venture, a joint-stock company, a government (including any political subdivision of a government), a Governmental Authority or agency, or any other entity.

     "Plan" means, at any time, an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (a) maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of such Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five
(5) plan years made contributions.

     "Pro Forma Calculations" means, with respect to any transaction, pro forma financial statements of the Borrower (a) prepared as of the last day of the then most recently completed fiscal quarter of the Borrower, (b) giving pro forma effect to such transaction as of such date, (c) establishing that, on a pro forma basis, the Borrower would have been in compliance with each of the financial covenants set forth in Sections 5.14, 5.15, 5.16 and 5.17 as of the end of such most recently completed fiscal quarter notwithstanding the consummation of such transaction (provided that financial covenants otherwise required to be tested with respect to any period of four consecutive fiscal quarters shall be calculated on the basis of the twelve-month period ended as of the last day of such then most recently completed fiscal quarter and as if such transaction had been consummated on the first day of such twelve-month period), and (d) certified by the Borrower's chief financial officer as having been prepared in accordance with the provisions of this Agreement as being accurate in all material respects.

     "Rental Items" means videotapes, videogames, audiotapes and related equipment to the extent that such items were acquired by the Borrower for rental to its customers or are held by the Borrower for rental to its customers.

     "Rental Revenues" means revenues received by the Borrower for the rental of Rental Items.

     "Revolving Loan" means each Loan made by the Lenders under the facility described in Section 2.1.1, as well as each Swing Line Borrowing deemed converted into a Revolving Loan pursuant to Section 2.2.1), provided that (a) if any Revolving Loan or Revolving Loans (or portions thereof) is/are combined or subdivided pursuant to Section 2.6.2, the term "Revolving Loan" means such combination or such subdivided portion thereof, as the case may be; (b) where the context so requires, the term "Revolving Loan" means, with respect to a particular Lender, the advance made (or required to be made) by such Lender in the amount of such Lender's Percentage Interest of a borrowing under the facility described in Section 2.1.1 (or, if less, the remaining unused portion of such Lender's Commitment).

     "Security Agreement" means the Borrower Security Agreement and each Subsidiary Security Agreement.

     "Store" means each location at which the Borrower engages in the rental of Rental Items to the public.

     "Subordinated Debt" means the obligations of the Borrower in respect of (a) the High Yield Notes and (b) any other subordinated debt issued in accordance with the provisions of Section 6.2(f).

     "Subsidiary" means any corporation, association, limited liability company or other business entity of which Borrower owns directly or indirectly more than fifty percent (50%) of the voting securities, membership interests or other equity interest thereof or in which Borrower otherwise owns a controlling interest.

     "Subsidiary Security Agreement" means a Security Agreement executed by a Material Subsidiary in favor of the Agent substantially in the form attached hereto as Exhibit C.

     "Successor" means, for any corporation or banking association, any successor by (a) merger or consolidation or (b) acquisition of substantially all of the assets of the predecessor.

     "Swing Line" means the subfacility for short-term borrowings described in
Section 2.1.2.

     "Swing Line Borrowing" means a borrowing under the Swing Line.

     "Swing Line Lender" means Societe Generale, acting in its capacity as the lender under the Swing Line, and any successor to Societe Generale in that capacity.

     "Tax" means, for any Person, any tax, assessment, fee, duty, levy, impost or other charge imposed by any Governmental Authority on such Person or on any property, revenue, income, or franchise of such Person, and any interest or penalty with respect to any of the foregoing.

     "Total Commitment" means (subject to reduction or termination pursuant to Section 2.3 or Section 7.2):

          (a) from and including the date hereof to but not including the date that is thirty-nine (39) months after the date hereof: Three Hundred Million Dollars ($300,000,000);

          (b) from and including the date that is thirty-nine (39) months after the date hereof to but not including the date that is forty-two (42) months after the date hereof: Two Hundred Sixty-Two Million Five Hundred Thousand Dollars ($262,500,000);

          (c) from and including the date that is forty-two (42) months after the date hereof to but not including the date that is forty-five (45) months after the date hereof: Two Hundred Twenty-Five Million Dollars ($225,000,000);

          (d) from and including the date that is forty-five (45) months after the date hereof to but not including the date that is forty-eight (48) months after the date hereof: One Hundred Eighty-Seven Million Five Hundred Thousand Dollars ($187,500,000);

          (e) from and including the date that is forty-eight (48) months after the date hereof to but not including the date that is fifty-one (51) months after the date hereof: One Hundred Fifty Million Dollars ($150,000,000);

          (f) from and including the date that is fifty-one (51) months after the date hereof to but not including the date that is fifty-four (54) months after the date hereof: One Hundred Twelve Million Five Hundred Thousand Dollars ($112,500,000);

          (g) from and including the date that is fifty-four (54) months after the date hereof to but not including the date that is fifty-seven (57) months after the date hereof: Seventy-Five Million Dollars ($75,000,000);

          (h) from and including the date that is fifty-seven (57) months after the date hereof to but not including the date that is sixty-(60) months after the date hereof: Thirty-Seven Million Five Hundred Thousand Dollars ($37,500,000); and

          (i) on and after the date that is sixty (60) months after the Closing
Date: Zero ($0.00).

     "Total Revenues" means, for any period, the Borrower's aggregate revenues for such period, determined in accordance with GAAP.

     "Unfunded Vested Liabilities" means, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Borrower or any member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

     "Voluntary Reduction" has the meaning given in Section 2.3.1.

     1.2 General Principles Applicable to Definitions; Certain Usages of Terms. Definitions given in Section 1.1 shall be equally applicable to both singular and plural forms of the terms therein defined, and references herein to "he" or "it" shall be applicable to Persons whether masculine, feminine or neuter. References herein to any document, including, without limitation, this Agreement, shall be deemed references to such document as it now exists, and as, from time to time hereafter, the same may be amended, supplemented or restated. Unless otherwise specified, any reference in a Loan Document to an article, section, paragraph, subparagraph, schedule or exhibit shall be deemed a reference to an article, section, paragraph, subparagraph, schedule or exhibit of or to such Loan Document. The word "or" shall not be limiting, but shall have the meaning commonly ascribed to "and/or."

     1.3 Accounting Terms. Except as otherwise expressly provided herein, accounting terms not specifically defined shall be construed, and all accounting procedures shall be performed: (a) in accordance with generally accepted United States accounting principles consistently applied ("GAAP") and as in effect on the date of application, and (b) in the case of a Person whose financial results would be reported, in accordance with GAAP, on a consolidated basis with the results of Persons under such Person's control, on a consolidated basis.


                                   ARTICLE II

                                    THE LOANS

     2.1 The Facility.

          2.1.1 Revolving Line of Credit. Each Lender severally agrees, on the terms and conditions of this Agreement, to make loans ("Revolving Loans") to the Borrower from time to time on Business Days during the period beginning on the Availability Date and ending on the day before the Maturity Date, in an aggregate principal amount not exceeding at any one time (a) for any Lender, the principal amount set forth below such Lender's name on the signature pages hereto, subject to reduction or termination in accordance with Sections 2.3 and
7.2 (such amount, at any time, such Lender's "Commitment"), and (b) for all Lenders, (i) the Total Commitment less (ii) the sum of (A) the aggregate of all amounts reserved against availability pursuant to the definition of "Asset Disposition" or Section 6.1, plus (B) the aggregate principal amount of all Swing Line Borrowings that would remain outstanding immediately following the making of any such Revolving Loan and the application of the proceeds thereof to the payment of any outstanding Swing Line Borrowings. The line of credit extended hereunder is a revolving line of credit, and, subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow up to the maximum principal amount provided for in this Section 2.1.1, at any time before the Maturity Date.

          2.1.2 Swing Line. The Swing Line Lender additionally agrees, on the terms and conditions of this Agreement, to make advances to the Borrower from time to time on Business Days during the period beginning on the Availability Date and ending on the day before the Maturity Date, in an aggregate principal amount not exceeding at any one time the lesser of (a) (i) the Total Commitment, less (ii) the sum of (A) all amounts reserved against availability in respect of Asset Dispositions or sales or closures of Stores, plus (B) the outstanding principal of all Loans other than Swing Line Borrowings, and (b) Twenty Million Dollars ($20,000,000). The Swing Line Lender's obligation to fund Swing Line Borrowings shall be unaffected by its making of any Revolving Loans, notwithstanding that the sum of the Swing Line Borrowings plus the Swing Line Lender's Percentage Interest of the

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
aggregate principal amount of the outstanding Revolving Loans, may exceed the Swing Line Lender's Commitment.

     2.2 Manner of Borrowing a Loan.

          2.2.1 Revolving Loans.

               (a) In connection with each Revolving Loan, the Borrower shall deliver to the Agent, no later than 10:00 a.m. (Los Angeles, California time), (i) at least one Business Day prior to the requested Funding Date in the case of a Base Rate Loan, or (ii) at least three Business Days prior to the requested Funding Date in the case of an IBOR Loan, a Notice of Borrowing specifying the Funding Date of the requested Revolving Loan and the amount thereof, which shall be in an amount equal to Two Million Dollars ($2,000,000) or an integral multiple of One Million Dollars ($1,000,000) in excess thereof.

               (b) If, as of 10:00 a.m. (Los Angeles, California time) on the fourteenth day after the Swing Line Lender has funded any Swing Line Borrowing, the Borrower has not repaid such Swing Line Borrowing in full (or if, prior thereto, an Event of Default shall have occurred or the Loans shall be accelerated for any reason whatsoever): (i) the Agent shall promptly (or, if an Event of Default has occurred but the Loans have not been accelerated, may) notify each Lender by telephone (confirmed promptly by telex, facsimile transmission or cable), telex, facsimile transmission, or cable of the amount of such Swing Line Borrowing; and (ii) each Lender shall (subject to Section 2.1.1), before 12:00 noon (Los Angeles, California time), on such date, pay to the Agent at its Los Angeles Branch, Los Angeles, California (or at such other place as the Agent may from time to time specify for such purpose), in immediately available funds, such Lender's Percentage Interest of the principal amount of such Swing Line Borrowing. Upon such funding, each Lender shall be deemed to have acquired from the Swing Line Lender (and the Swing Line Lender shall be deemed to have assigned to each such Lender) a percentage interest in such Swing Line Borrowing equal to such Lender's Percentage Interest, and, for purposes of determining the availability of Swing Line Borrowings or Revolving Loans, such Swing Line Borrowing shall be deemed a Revolving Loan (and no longer a Swing Line Borrowing); provided that the obligations of the Lenders under this Section 2.2.1(b) shall not be subject to the notice or amount requirements, or to satisfaction of conditions precedent, otherwise applicable to the making of Revolving Loans. Each Lender's obligation to fund, and to purchase from the Swing Line Lender, its Percentage Interest of a Swing Line Borrowing pursuant to this Section 2.1.1(b) shall be absolute and unconditional under any and all circumstances (including, without limitation, irrespective of any intervening bankruptcy of the Borrower or termination of the Total Commitment). It is not the parties' intent that the obligations of the Lenders under this Section 2.1.1(b) constitute guaranties or obligations of suretyship. If and to the extent, however, that the obligations of any Lender under this Section 2.1.1(b) are determined to be those of a guarantor or surety, such Lender, with full knowledge of the consequences thereof, hereby expressly waives the benefit of each and every right or defense of a guarantor or surety the effect of which would relieve such Lender of all or any portion of its obligations under this Section 2.1.1(b). In the event that any Lender fails to pay to the Agent when due any amount it is required to fund under this Section 2.2.1(b), such Lender and the Borrower severally agree to pay to the Agent, on demand, the amount such Lender has failed to so pay, together with interest thereon for each day from the date on which such payment was due until the date such amount is repaid to the Agent, at (p) in the case of the Borrower, the Applicable Interest Rate, or (q) in the case of such Lender, the Federal Funds Rate. Any such repayment by the Borrower shall be without prejudice to any rights it may have against the Lender that has failed pay when due any such amount.

          2.2.2 Swing Line Borrowings. In connection with each Swing Line Borrowing, the Borrower shall deliver to the Agent, no later than 10:00 a.m. (Los Angeles, California time) on the requested Funding Date, a Notice of Borrowing specifying the Funding Date of the requested Swing Line Borrowing and the amount thereof, which shall be in an amount equal to Five Hundred Thousand Dollars ($500,000) or an integral multiple of Ten Thousand Dollars ($10,000) in excess thereof.

          2.2.3 General Provisions.

               (a) Any Notice of Borrowing received after 10:00 a.m. (Los Angeles, California time) on any day will be deemed to have been received on the next succeeding Business Day. Each Notice of Borrowing shall be irrevocable and shall constitute a representation and warranty by the Borrower that, as of the date of the Notice of Borrowing, (i) no Default or Event of Default has occurred and is continuing; and (ii) each of the representations and warranties of the Borrower or any Material Subsidiary set forth in any Loan Document are true and correct in all material respects on and as of such date (except to the extent such representations or warranties are conditioned by reference to a specific date, in which case they shall be true and correct in all material respects as of such date), with the same effect as though such representations and warranties had been made on and as of such date.

               (b) (i) On receipt of any Notice of Borrowing with respect to a Revolving Loan, the Agent shall promptly notify each Lender by telephone (confirmed promptly by telex, facsimile transmission or cable), telex, facsimile transmission, or cable of the requested Funding Date. Each Lender shall, before 12:00 noon (Los Angeles, California time), on the Funding Date of the requested Revolving Loan, pay to the Agent at its Los Angeles Branch, Los Angeles, California (or at such other place as the Agent may from time to time specify for such purpose), in immediately available funds, the lesser of (A) such Lender's Percentage Interest of the aggregate principal amount of the Revolving Loan requested in the Notice of Borrowing or (C) the maximum amount such Lender is committed to advance pursuant to the terms of
          Section 2.1.1.

               (ii) Upon (A) fulfillment to the Agent's satisfaction of the applicable conditions precedent set forth in Article III, and (B) in the case of a Revolving Loan, after receipt by the Agent of immediately available funds from the Lenders pursuant to the preceding subparagraph (i), the Agent shall promptly make funds available to the Borrower in the amount of the requested Revolving Loan or Swing Line Borrowing, as the case may be, by wire transfer in accordance with such written instructions as may be delivered by the Borrower.

     2.3 Reductions of Commitments.

          2.3.1 Voluntary Reductions. Upon not less than five (5) Business Days' written notice to the Agent, the Borrower may terminate the Total Commitment, or reduce it in part, provided that: (a) each partial reduction of the Total Commitment pursuant to this Section 2.3.1 (each such partial reduction, a "Voluntary Reduction") shall be in an amount equal to at least Five Million Dollars ($5,000,000); (b) in no event may the Total Commitment be reduced to an amount less than the greater of (i) the then-outstanding aggregate principal balance of the Loans (after giving effect to any prepayment of the Loans made at the time of any Voluntary Reduction), or (ii) Thirty Million Dollars ($30,000,000).

          2.3.2 Mandatory Reductions. (a) To the extent that, by the date that is six (6) months after the Borrower's receipt of any Net Available Cash in respect of an Asset Disposition, the Borrower has not reinvested such Net Available Cash in Additional Similar Assets (determined on a first-in, first-out basis), or (b) to the extent that such Net Available Cash, when aggregated with all prior Permitted Acquisitions effected with Net Available Cash during the fiscal year in which such Net Available Cash is received, exceeds $50,000,000, on the date such excess Net Available Cash is received (the amount of such unreinvested Net Available Cash, or of such excess Net Available Cash, as the case may be, the "Excess Disposition Proceeds"): the Total Commitment shall be reduced by an amount equal to such Excess Disposition Proceeds.

          2.3.3 Effect of Reduction.

               (a) Each Voluntary Reduction or Mandatory Reduction shall proportionately reduce each Lender's Commitment such that, after such reduction takes effect, each Lender's Commitment will be an amount equal to its Percentage Interest (calculated immediately before such Voluntary Reduction or Mandatory Reduction) of the Total Commitment, as reduced.

               (b) No Voluntary Reduction or unscheduled Mandatory Reduction shall affect the amount of any subsequent scheduled Mandatory Reduction in the amount of the Total Commitment pursuant to the definition of "Total Commitment", and, effective as of any Voluntary Reduction or unscheduled Mandatory Reduction, the amount of the Total Commitment set forth in the definition of "Total Commitment" for any time after such Voluntary Reduction or unscheduled Mandatory Reduction (if applicable, as previously reduced in respect of any prior Voluntary Reduction or unscheduled Mandatory Reduction) shall be deemed to have been amended so as to reduce such amount by the amount of such Voluntary Reduction or unscheduled Mandatory Reduction.

     2.4 Repayment of Principal.

          2.4.1 Maturity Date. Subject to Section 2.4.2, the Borrower shall repay to the Agent, for the account of the Lenders, the principal amount of each Loan on or before the Maturity Date.

          2.4.2 Mandatory Payments and Prepayments.

               (a) If at any time the outstanding principal amount of the Loans exceeds (i) the Total Commitment, less (ii) the aggregate of all amounts then reserved against availability pursuant to the definition of "Asset Disposition" or Section 6.1, by reason of a scheduled reduction in the Total Commitment or otherwise, the Borrower shall pay to the Agent on such date, for the account of the Lenders and for application to the repayment of the Loans, the amount of such excess.

               (b) Concurrently with each Mandatory Reduction of the Total Commitment pursuant to Section 2.3.2, the Borrower shall prepay the principal of the Loans in an amount equal to the lesser of (a) the amount of such Excess Disposition Proceeds, or (b) the outstanding principal amount of the Loans, irrespective of whether the outstanding principal balance of the Loans would exceed the Total Commitment, as reduced pursuant to Section 2.3.2 as a result of such Mandatory Reduction.

               (c) (i) If, at the time of any payment or prepayment of principal, there are outstanding any Swing Line Borrowings, such payment or prepayment of principal shall be applied first to the payment or prepayment, as applicable, of outstanding Swing Line Borrowings, and then in accordance with the following subparagraph
          (ii).

               (ii) Subject to the preceding subparagraph (i): unless otherwise specified by the Borrower in writing at the time of any payment or prepayment of principal, each payment or prepayment of principal shall be applied first to the payment or prepayment, as applicable, of outstanding Base Rate Loans, and second to the payment or prepayment, as applicable of outstanding IBOR Rate Loans, in the order in which their respective Applicable Interest Periods terminate (and, in the case of IBOR Loans having Applicable Interest Periods ending on the same date, pro rata in accordance with their outstanding principal amounts or, if no Event of Default has occurred and is continuing and the Borrower so directs at the time of such payment, in such manner as the Borrower may direct to minimize the Borrower's liability under
          Section 2.8).

Any such payment or prepayment of the principal of the Loans shall be accompanied by the payment of such fees, expenses or other amounts as may then be due and payable under the Loan Documents and of accrued but unpaid interest on the principal so paid or prepaid.

     2.5 Agent's Right to Fund. Unless the Agent shall have received notice from a Lender prior to 12:00 noon (Los Angeles, California time) on the Funding Date of any Revolving Loan that such Lender will not make available to the Agent such Lender's Percentage Interest of the requested Revolving Loan ("such Lender's Loan"), (a) the Agent may assume that such Lender has made such funds available to the Agent on such Funding Date in accordance with Section 2.2 and (b) the Agent may, in reliance upon such assumption, make available to the Borrower on such Funding Date the amount of such Lender's Loan. If and to the extent that
(x) such Lender shall not have so made the amount of such Lender's Loan available to the Agent and (y) the Agent shall have advanced the amount of such Lender's Loan to the Borrower, such Lender and the Borrower severally agree to pay to the Agent, on demand, the amount of such Lender's Loan, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (p) in the case of the Borrower, the Applicable Interest Rate, or (q) in the case of such Lender, the Federal Funds Rate. Any such repayment by the Borrower shall be without prejudice to any rights it may have against the Lender that has failed to make available such Lender's Loan on any Funding Date.

     2.6 Interest on Loans.

          2.6.1 General Provisions.

               (a) The Borrower agrees to pay to Agent, for the account of each Lender, interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan becomes due and payable at a per annum rate equal to the Applicable Interest Rate, and, if default shall occur in the payment when due of all or any portion of the principal of such Loan, from the date such principal becomes due until it is paid in full at a per annum rate equal to two percentage points (2.00%) above the Base Rate (changing as the Base Rate changes) (the "Default Rate").

               (b) Accrued but unpaid interest on each IBOR Loan shall be paid on the last day of the Applicable Interest Period, on the date of any payment of the principal of such IBOR Loan (to the extent accrued on the principal amount paid), at the Maturity Date and, additionally, in the case of an IBOR Loan having an Applicable Interest Period of six months, on the day that is three months after the commencement of such Applicable Interest Period.

               (c) Accrued but unpaid interest on each Base Rate Loan shall be paid on the last Business Day of each calendar quarter (the first such payment due September 30, 1997), on the date of any payment of the principal of the Base Rate Loans (to the extent accrued on the principal amount paid) and at the Maturity Date.

               (d) Unpaid interest accruing on amounts in default shall be payable on demand.

          2.6.2 Selection of Alternative Rate.

               (a) (i) Each Swing Line Borrowing shall be a Base Rate Loan. The Borrower may, subject to the requirements of this Section 2.6.2, on at least three (3) Business Days' prior written notice, elect to have interest accrue on any Revolving Loan or any portion thereof at an IBOR Rate for an Applicable Interest Period. Such notice (an "Interest Rate Notice") shall be deemed delivered on receipt by Agent, except that an Interest Rate Notice received by the Agent after 10:00 a.m. (Los Angeles, California time) on any Business Day shall be deemed to have been received on the immediately succeeding Business Day. The Interest Rate Notice may be given with, and contained in, any Notice of Borrowing with respect to a Revolving Loan.

               (ii) Each Interest Rate Notice shall identify, subject to the conditions of this Section 2.6.2, the Revolving Loan or portions thereof and the Applicable Interest Period which the Borrower selects. Any Interest Rate Notice that specifies an IBOR Rate but fails to identify an Applicable Interest Period shall be deemed to be a request for the designated IBOR Rate for an Applicable Interest Period of one (1) month. The Borrower's right to select an IBOR Rate to apply to a Revolving Loan or any portion thereof shall be subject to the following conditions: (A) the aggregate amount of all Revolving Loans or portions thereof to accrue interest at a particular IBOR Rate for the same Applicable Interest Period shall Two Million Dollars ($2,000,000) or an integral multiple of One Million Dollars ($1,000,000) in excess thereof; (B) the Borrower shall not have selected more than twelve (12) different IBOR Rates or Applicable Interest Periods to be applicable to portions of the Revolving Loans at any one time; (C) an IBOR Rate may not be selected for any Swing Line Borrowing; (D) an IBOR Rate may not be selected for any Revolving Loan or portion thereof that is already accruing interest at an IBOR Rate unless such selection is only to become effective at the maturity of the Applicable Interest Period then in effect; (E) neither the Agent nor any Lender shall have given notice pursuant to
     Section 2.6.4 that the IBOR Rate selected by Borrower is not available; and
     (F) no Default or Event of Default shall have occurred and be continuing.

               (b) On receipt of any Interest Rate Notice, the Agent shall promptly notify each Lender by telephone (confirmed promptly by telex or facsimile transmission) of the information set forth in the Interest Rate Notice. Each Interest Rate Notice shall be irrevocable, and shall constitute a representation and warranty by the Borrower that, as of the date of such Interest Rate Notice, no Event of Default or Default has occurred and is continuing. If the Borrower delivers an Interest Rate Notice with any Notice of Borrowing for a Loan and the Borrower thereafter declines to take such Loan, or a condition precedent to the making of such Loan is not satisfied or waived, Borrower shall indemnify the Agent, and each Lender, for all losses and any costs which the Agent or any Lender may sustain as a consequence thereof, including, without limitation, the costs of redeployment of funds at rates lower than the cost to the Lenders of such funds. A certificate of the Agent or any Lender setting forth the amount due to it pursuant to this subparagraph (b) and the basis for, and the calculation of, such amount shall, absent manifest error, be conclusive evidence of the amount due pursuant to this subparagraph (b). Payment of the amount owed shall be due within fifteen (15) days after the Borrower's receipt of such certificate.

               (c) Each IBOR Loan shall be allocated among the Lenders in proportion to their respective Percentage Interests. In the absence of an effective request for the application of an IBOR Rate (including, without limitation, as of the last day of the Applicable Interest Period of any IBOR Loan), the Loans shall accrue interest at the Adjusted Base Rate.

          2.6.3 Applicable Days for Computation of Interest. Computations of interest accruing at an IBOR Rate shall be made on the basis of a year of three hundred sixty (360) days, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Computations of interest accruing at the Adjusted Base Rate or at Default Rate shall be made on the basis of a year of three hundred sixty-five or three hundred sixty-six (365 or 366) days, as the case may be, in each case, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

          2.6.4 Unavailable IBOR Rate. If the Agent determines that for any reason fair and adequate means do not exist for establishing the IBOR Rate, or if any Lender determines (and gives notice to the Agent) that accruing interest on any Loan at an IBOR Rate by such Lender has become unlawful, or that the IBOR Rate (exclusive of the Margin) does not accurately reflect the cost to such Lender of making or maintaining IBOR Loans, the Agent shall give notice of that fact to each Lender and to the Borrower, and such determination shall be conclusive and binding absent manifest error. After such notice has been given and until the Agent notifies the Borrower, or such Lender notifies the Borrower and the Agent, that the circumstances giving rise to such notice no longer exist, the IBOR Rate shall no longer be available in respect of Loans, and any request by the Borrower to have interest accrue on a Loan at the IBOR Rate shall be deemed to be a request for interest to accrue at the Adjusted Base Rate; provided, however, that if it is unlawful for the affected Lender to maintain any then outstanding IBOR Loans as IBOR Loans until the end of the relevant Applicable Interest Period, such IBOR Loans shall automatically convert into Base Rate Loans with effect from the date of such Lender's notice to the Agent, and, if the interest rate applicable to Base Rate Loans is then lower than the relevant IBOR Rate(s), the Borrower shall pay to each Lender, within thirty (30) days following demand accompanied by a certificate of such Lender describing the basis therefor and the calculation thereof, such amount or amounts as may be necessary to compensate such Lender for any loss in connection therewith. If the circumstances giving rise to the notice described herein cease to exist, the Agent or the relevant Lender, as the case may be, shall, promptly upon becoming aware of that fact, notify the Borrower and (if applicable) the Agent in writing of that fact, and the Borrower shall then once again become entitled to request that the IBOR Rate apply to Loans in accordance with Section 2.6.2.

     2.7 Compensation for Increased Costs.

          2.7.1 Borrower's Obligation to Compensate. In the event that after the date hereof any change occurs in any applicable law, regulation, guideline, treaty or directive or interpretation thereof by any authority charged with the administration or interpretation thereof, or any condition is imposed by any such authority after the date hereof or any change occurs in any condition imposed by any such authority on or prior to the date hereof which:

               (a) subjects any Lender to any Tax, or changes the basis of taxation of any payments to any Lender on account of principal of or interest on any IBOR Loan, such Lender's Note (to the extent such Note evidences IBOR Loans) or other amounts payable with respect to IBOR Loans (other than a change in the rate of tax based solely on the overall net or gross income of such Lender); or

               (b) imposes, modifies or determines applicable any reserve, deposit or similar requirements against any assets held by, deposits with or for the account of, or loans or commitments by, any office of any Lender in connection with its IBOR Loans (but only to the extent that any such amount is in excess of, or was not applicable at the time of computation of, the amounts provided for in the definition of the IBOR Rate); or

               (c) imposes upon any Lender any other condition with respect to its IBOR Loans or its obligation to make IBOR Loans; which, as a result thereof, (i) increases the cost to any Lender of making or maintaining its IBOR Loans or its Commitment hereunder, or (ii) reduces the net amount of any payment received by any Lender in respect of its IBOR Loans (whether of principal, interest, commitment fees or otherwise), or (iii) requires any Lender to make any payment on or calculated by reference to the gross amount of any sum received by it in respect of its IBOR Loans; or

               (d) affects the amount of capital required or expected to be maintained by banks generally or corporations controlling banks, and any Lender reasonably determines that the capital such Lender or any corporation controlling such Lender is required or expected to maintain, or the amount by which such Lender or any corporation controlling such Lender is required or expected to increase its capital, is increased by (or based upon), the existence of this Agreement or of such Lender's Loans (whether or not IBOR Loans) or Commitment hereunder;

by an amount which the affected Lender in its sole but reasonable judgment deems material, then and in any such case the Borrower shall pay to the Agent, for the account of such Lender, on demand, such amount or amounts as will compensate such Lender (on an after-tax basis) for any increased cost, deduction or payment actually incurred or made by such Lender in respect of such circumstances. The demand for payment by any Lender shall be delivered to both the Agent and the Borrower and shall state the subjection or change which occurred, or the reserve or deposit requirements or other conditions which have been imposed upon such Lender, or the request, direction or requirement with which it has complied, together with the date thereof, the amount of such cost, reduction or payment and the manner in which such amount has been calculated. The statement of any Lender as to the additional amounts payable pursuant to this Section 2.7 shall, absent manifest error, be conclusive evidence of the amounts payable hereunder.

          2.7.2 Effect of Invalidity or Inapplicability. The protection of this
Section 2.7 shall be available to each Lender regardless of any possible contention of invalidity or inapplicability of the relevant law, regulation, guideline, treaty, directive, condition or interpretation thereof. In the event that the Borrower pays to any Lender all or any portion of the amount necessary to compensate such Lender for any charge, deduction or payment incurred or made by such Lender as provided in this Section 2.7, and such charge, deduction or payment, or any part thereof, is subsequently returned to such Lender as a result of the final determination of the invalidity or inapplicability of the relevant law, regulation, guideline, treaty, directive or condition, then such Lender shall remit to the Borrower the amount paid by the Borrower which has actually been returned to such Lender (together with any interest actually paid to Lender on such returned amount), less such Lender's costs and expenses incurred in connection with such governmental regulation or any challenge made by such Lender with respect to its validity or applicability.

          2.7.3 Failure or Delay. No failure of any Lender to demand compensation for any increased cost or reduction in amounts received or receivable or for any reduction in return on capital shall constitute a waiver of such Lender's right to demand such compensation; provided, however, that no Lender shall be entitled under this Section 2.7 to any such compensation attributable to any period preceding the date that is ninety (90) days prior to the date of such Lender's demand.

     2.8 Prepayments. Base Rate Loans may be repaid at any time without penalty or premium. If any IBOR Loan (or portion thereof) is paid prior to the end of the relevant Applicable Interest Period, a fee computed in the manner set out in
Schedule 1 shall be assessed and paid at the time of such prepayment. Such fee shall apply in all circumstances where such a Loan (or portion thereof) is paid prior to the end of the Applicable Interest Period, regardless of whether such payment is voluntary, mandatory, or the result of acceleration or of the Agent's or Lenders' collection efforts.

     2.9 Notes. The Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A hereto, with appropriate insertions, dated as of the date hereof and payable to the order of such Lenders, in the face amount of such Lender's Commitment (the "Notes"). Each Lender is hereby authorized to record the date and the amount of each Loan it makes, and the date and amount of each payment of principal and interest thereon, on a schedule annexed to its Note or maintained in connection therewith. Any such recordation by any Lender shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that neither the failure to make any such recordation, nor any error in any such recordation, shall affect the Obligations.

     2.10 Manner of Payments.

          2.10.1 Time, Place and Manner. All payments and prepayments of principal and interest on any Loan, and all other amounts payable hereunder or under any other Loan Document by the Borrower to the Agent or any Lender, shall be made by paying the same in United States Dollars and in immediately available funds to the Agent at its Los Angeles Branch, Los Angeles, California (or at such other place as the Agent may from time to time specify for such purpose) not later than 10:00 o'clock a.m. (Los Angeles, California time) on the date on which such payment or prepayment is due.

          2.10.2 Statements. Approximately ten (10) days prior to each date on which any regularly scheduled installment of interest is due in respect of the Loans, the Agent shall give written notice (which may be by telegram, facsimile transmission, cable or telex) of the amounts that will be due on such date. The calculation of the amounts due will be made on the assumption that no new extensions of credit or payments will be made between the date of such notice and the date on which such installment of interest is due, and that there will be no changes in the relevant interest rate(s). Notwithstanding the foregoing to the contrary, amounts due on any date on which interest is payable hereunder shall be calculated in accordance with this Agreement, and the failure of the Agent to give notice as provided in this Section 2.10.2 shall not affect the Obligations.

          2.10.3 Payments on Days Other than Business Days. Whenever any payment hereunder or under any other Loan Document shall be stated to be due, and whenever the last day of any Applicable Interest Period would otherwise occur, on a day other than a Business Day, such payment shall be made, or the last day of such Applicable Interest Period shall occur, as the case may be, on the next succeeding Business Day, and such extension of time shall in such case be included in the computation and payment of interest or facility or commitment fees, as the case may be, unless such extension would cause such payment to be made, or the last day of such Applicable Interest Period to occur, in the next following calendar month, in which case such payment shall be due, or the last day of such Applicable Interest Period shall occur, as the case may be, on the next preceding Business Day.

          2.10.4 Application of Payments. Any payment made by the Borrower hereunder shall be applied first, against fees, expenses and indemnities then due and payable hereunder; second, against accrued and unpaid interest; and thereafter, against the principal of the Loans, in accordance with Section 2.4.2.

     2.11 Fees.

          2.11.1 Unused Commitment Fee. The Borrower agrees to pay to the Agent, for the account of the Lenders in proportion to their Percentage Interests, an unused commitment fee, computed daily at the rate of 0.50% per annum for the period commencing on the Closing Date and ending on the Maturity Date, on the difference between (a) the Total Commitment and (b) the aggregate outstanding principal amount of all Loans (including Swing Line Borrowings), payable in arrears on the last Business Day of each calendar quarter, on the Maturity Date, and on demand after the occurrence of any Default or Event of Default but prior to termination of the Commitments. Computations of the unused commitment fee shall be made on the basis of a year of three hundred sixty (360) days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fee is payable.

          2.11.2 Loan Fees. On or before the Closing Date, the Borrower agrees to pay to the Agent, in accordance with that certain letter agreement dated as of July 18, 1997, among the Borrower, Societe Generale, DLJ Capital Funding, Inc. and Goldman Sachs Credit Partners, L.P., the aggregate fees provided for therein, to be distributed among the Agent, the Documentation Agent, the Administrative Agent and the Lenders in accordance with such arrangements as the relevant parties may agree to.

          2.11.3 Agency Fees. The Borrower shall pay to the Agent, for its own account, on the Closing Date and on each anniversary of the Closing Date during the term of the Loans, an agency fee in an amount equal to the product of (a) $2,500 and (b) the number of Lenders party to the Loan Agreement as of the Closing Date or such anniversary, as the case may be.

          2.11.4 Nonrefundable. Each of the fees provided for under this Section
2.11 shall be fully earned as of the day it is due hereunder, and shall be nonrefundable.

     2.12 Sharing of Payments, Etc. Each borrowing of Loans from the Lenders under Section 2.1 shall be made pro rata in accordance with each Lender's Percentage Interest. Each payment and prepayment of the Loans, and each payment of interest on the Loans, shall be made pro rata to each Lender in accordance with its Percentage Interest. If any Lender shall obtain any payment in respect of the Borrower's Obligations, under this Agreement or the Notes, or any other Loan Document (whether voluntary or involuntary, through the exercise of any right of set-off or otherwise), in excess of the share which it would have been entitled to receive had such payment been made to the Agent, such Lender shall forthwith notify the Agent and shall purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that if all or any portion of such excess payment is afterward recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored, without interest, to the extent of such recovery. The Borrower authorizes the purchase of such participations and agrees that any Lender so purchasing a participation from another Lender may exercise all of its rights to payment (including the right of set off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower (in addition to in respect of its own Loans) in respect of such participation.

     2.13 Withholding Taxes. If the Borrower shall be required by law to deduct or withhold any Taxes or other amounts from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or the Agent, then:

          2.13.1 the sum otherwise payable hereunder or under such other Loan Document shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.13), such Lender or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

          2.13.2 the Borrower shall make such deductions and withholdings;

          2.13.3 the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

          2.13.4 the Borrower shall also pay to each affected Lender, or to the Agent for the account of such Lender, at the time each payment of interest hereunder is made, such further amounts as such Lender specifies are necessary to preserve the after-tax yield the Lender would have received had such taxes or other withholding amounts not been imposed.

     2.14 Guaranties.

          2.14.1 Guaranties. The Obligations shall be jointly and severally guaranteed by each of the Material Subsidiaries, as evidenced by and subject to the terms of the Guaranties.

          2.14.2 Certain Acknowledgments by Borrower. The Borrower recognizes and acknowledges the credit facility made available hereunder is being established and will be maintained in the manner provided herein and in the other Loan Documents at the express request of the Borrower, to accommodate the administrative and operational requirements of the Borrower and such Persons as may, at any time during the continuance hereof, become Subsidiaries. Specifically, the credit facility might have been established to provide for direct borrowings by Borrower and by each Subsidiary, subject to individual borrowing limits consistent with the Lenders' prudent lending practices, based on each such Person's borrowing capacity, with additional credit needs of such Person in excess of such borrowing limit being accommodated by loans made to such Person by the Borrower or other Subsidiaries having excess borrowing capacity. For administrative and operational reasons imposed by the Borrower as aforesaid, however, the credit facility provided hereby is being established and will be maintained as described above, but with the intention (but without limiting in any manner the obligations of Borrower to repay any and all Loans in accordance with the terms hereof and of the Notes) that the Borrower and the Material Subsidiaries ultimately share, among themselves, repayment obligations under the Loan Documents to the same extent as if such borrowings had been made under the alternative, individualized arrangement described above. In addition, it is further recognized and acknowledged that Borrower, and each Subsidiary, will directly and indirectly benefit from the expansion of Borrower's and its Subsidiaries' collective business activities, as facilitated by the Loans.

     2.15 Designated Senior Indebtedness. The Borrower acknowledges and agrees that the Obligations are intended to, and shall, constitute "Designated Senior Indebtedness" for all purposes of the High Yield Notes and the Indenture.


                                   ARTICLE III

                              CONDITIONS OF LENDING

     3.1 Conditions to Availability. The obligation of each Lender to deliver its Loan proceeds to the Agent, and the obligation of the Agent to disburse such proceeds to the Borrower, on the date of the initial Loan hereunder are subject, in addition to the satisfaction of the conditions precedent to all Loans set forth in Section 3.2 and the special condition set forth in Section 3.3, to the satisfaction of the following conditions precedent on or before the earlier of
(a) September 30, 1997, or (b) the date of the initial Loan (the date as of which the conditions precedent set forth in this Section 3.1 are satisfied, the "Availability Date"):

          3.1.1 Execution and Delivery of Loan Documents. The Agent shall have received each of the following, in each case duly executed and delivered by the
Borower:

               (a) this Agreement;

               (b) the Borrower Security Agreement; and

               (c) the Notes; and

the Agent and each Lender shall have received, in form and substance satisfactory to it, the Borrower Disclosure Letter.

          3.1.2 Corporate Authority. The Agent shall have received, in form and substance satisfactory to it:

               (a) a certified copy of resolutions adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents; and

               (b) evidence of the authority and specimen signatures of the individuals who have signed the Loan Documents on behalf of the Borrower, together with such other evidence of corporate existence, authority or good standing in any jurisdiction as the Agent or any Lender may reasonably require.

          3.1.3 Legal Opinion. The Agent shall have received a written legal opinion of counsel for the Borrower (selected by the Borrower and reasonably acceptable to the Agent), in form and substance reasonably satisfactory to the Agent, addressed to the Agent and the Lenders and addressing such matters as the Agent or any Lender may reasonably require.

          3.1.4 Perfected Security Interests. The Agent shall have received evidence, reasonably satisfactory to it, that the security interests created by the Security Agreement have been duly perfected by the filing of all Financing Statements, and the taking of all such other or additional acts, as the Agent may reasonably deem necessary or advisable to create a valid and perfected Lien in the Collateral enforceable in all jurisdictions to secure the Obligations. The Agent shall have also received such evidence as it may reasonably require
(a) that its Liens in the Collateral have priority over any and all other Liens therein except for (i) purchase money Liens covering only assets purchased by the Borrower in the ordinary course of business and permitted to exist pursuant to Section 6.4, (ii) Liens of lessors under Capital Leases permitted to exist pursuant to Section 6.4, (iii) other Liens, in existence as of the date hereof, permitted to exist pursuant to Section 6.4, and (iv) the Liens in favor of the Existing Agent to be released as a condition to the making of the initial Loans, and (b) that the Collateral is free and clear of all Liens, except as permitted by this Agreement.

          3.1.5 Termination of Commitments and Liens under Existing Credit Agreement. The Borrower and the Existing Agent shall have executed and delivered an agreement providing for (i) the termination of the commitments of the Existing Lenders under the Existing Credit Agreement, and (ii) the release of the Liens securing the obligations of the Borrower under the Existing Credit Agreement and related documents, in each case, effective on or before the Availability Date, and the Borrower shall have delivered a copy thereof to Agent.

          3.1.6 High Yield Offering. Borrower shall have consummated the issuance of High Yield Notes in an aggregate principal amount of at least $200,000,000, on substantially the terms and conditions set forth in the High Yield Offering Memorandum.

          3.1.7 Payment of Fees. The Borrower shall have paid all accrued and unpaid fees, costs and expenses due hereunder and under that certain letter agreement referred to in Section 2.11.2.

          3.1.8 Other Information. The Agent, and each Lender, shall have received such other statements, opinions, certificates, documents and information with respect to the matters contemplated by this Agreement as it may reasonably request.

If the Availability Date has not occurred by September 30, 1997, then the Lenders' Commitments hereunder shall terminate.

     3.2 Conditions Precedent to all Loans. The obligation of each Lender to deliver its Loan proceeds to the Agent, and the obligation of the Agent to disburse such proceeds to the Borrower on the date of any Loan hereunder, are subject to the satisfaction, as reasonably determined by the Agent, of the following conditions precedent:

          3.2.1 Notice of Borrowing. The Borrower shall have timely delivered to the Agent a Notice of Borrowing with respect to the requested Loan.

          3.2.2 Absence of Defaults, Accuracy of Representations. At the date of each Loan:

               (a) no Default or Event of Default shall have occurred and be continuing or will occur as a result of the making of the Loan; and

               (b) each of the representations and warranties of the Borrower or any Material Subsidiary set forth in any Loan Document shall be true and correct in all material respects on the date of such Loan (except to the extent such representations or warranties are conditioned by reference to a specific date, in which case they shall be true and correct in all material respects as of such date), with the same effect as though such representations and warranties had been made on and as of such date.

The Borrower's delivery of any Notice of Borrowing shall be deemed the Borrower's representation and warranty that, as of the date of such Notice of Borrowing and as of the date of the requested Loan, each of the foregoing conditions will be satisfied.

     3.3 Special Condition Precedent to Initial Loans. The obligation of each Lender to deliver its Loan proceeds to the Agent, and the obligation of the Agent to disburse such proceeds to the Borrower on the date of the initial Loans hereunder, are subject, in addition to the satisfaction of each of the conditions precedent set forth in Section 3.1 and Section 3.2, to the condition that, on or before the earlier of (a) the Funding Date of the initial Loans hereunder, or (b) the date that is seven (7) Business Days (or such greater period of time as the

Agent may agree to in its reasonable discretion) after the Availability Date, the Agent shall have received (i) termination statements or releases, as the case may be, duly executed by the Existing Agent, with respect to each of the financing statements or other security interest perfection documents theretofore filed or recorded of record with respect to the Existing Facility, and (ii) the stock certificates or other instruments listed on Schedule 2 to the Borrower Security Agreement, together with the stock powers or other documents of assignment required pursuant to Section 3 of the Security Agreement.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Agent and the Lenders as follows, which representations and warranties shall survive the execution of this Agreement: except as set forth in the Borrower Disclosure Letter (which indicates which sections of this Agreement are qualified by the disclosures set forth therein, provided that inadvertent failure to indicate all sections of this Agreement that a particular disclosure is intended to qualify shall not constitute a breach hereunder):

     4.1 Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and active under the laws of the state of Oregon. The Borrower is duly qualified to do business in each other jurisdiction where the nature of its activities or the ownership of its properties requires such qualification, except where the failure to so qualify has not had and is not reasonably likely to have a Material Adverse Effect on the Borrower. The Borrower has full corporate power, authority and legal right to carry on its business as presently conducted, to own and operate its properties and assets, and to execute, deliver and perform the Loan Documents.

     4.2 Corporate Authorization. The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, and any borrowing hereunder or thereunder, have been duly authorized by all necessary corporate action of the Borrower, do not require any shareholder approval or the approval or consent of any trustee or the holders of any Indebtedness of the Borrower, except such as have been obtained (certified copies thereof having been delivered to the Agent), do not contravene any law, regulation, rule or order binding on it or its Articles of Incorporation or Bylaws and do not contravene the provisions of or constitute a default under any indenture, mortgage, contract or other agreement or instrument to which the Borrower is a party or by which the Borrower or any of its properties may be bound or affected.

     4.3 Government Approvals, Etc. No Government Approval or filing or registration with any Governmental Authority is required for the execution, delivery and performance by the Borrower of the Loan Documents or in connection with any of the transactions contemplated thereby, except such as have been heretofore obtained and are in full force and effect (certified copies thereof having been delivered to the Agent).

     4.4 Binding Obligations, Etc. This Agreement has been duly executed and delivered by the Borrower and constitutes, and the other Loan Documents when duly executed and delivered will constitute, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

     4.5 Litigation. Except as reflected in the financial statements referred to in Section 4.6, there are no actions, proceedings, investigations, or claims against or affecting the Borrower or any Subsidiary now pending before any arbitrator or court or other Governmental Authority (nor, to the knowledge of the Borrower has any thereof been threatened) which, if determined adversely to the Borrower or such Subsidiary, would be reasonably likely to have a Material Adverse Effect on the Borrower or any Material Subsidiary.

     4.6 Financial Condition. The consolidated balance sheets of the Borrower as at March 31, 1997, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the period then ended, copies of which have been furnished to the Agent and each Lender, fairly present the financial condition of the Borrower as at such date, all determined in accordance with GAAP. The Borrower did not have on such date any contingent liabilities for Taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the balance sheets or the related notes. Since the date of such financial statements there has been no material adverse change in the financial condition, operations, or business of the Borrower.

     4.7 Indebtedness; Title and Liens.

          4.7.1 Neither the Borrower nor any Subsidiary is liable in respect of any Indebtedness other than in respect of (i) the High Yield Notes; (ii) to the extent that they constitute Indebtedness, obligations described in clauses (i) through (iv) of the definition of "Lien"; (iii) accounts payable and other liabilities that, in each case, do not constitute Funded Debt and have been incurred in the ordinary course of business; (iv) the Obligations; and (v) with respect to any Funding Date occurring after the Closing Date, other Indebtedness permitted under Section 6.2. The Obligations are prior in right of payment to any and all obligations of the Borrower in respect of the High Yield Notes, as and to the extent provided in the Indenture.

          4.7.2 The Borrower, and (to the extent applicable) each Subsidiary, has good and marketable title to each of the properties and assets reflected in the balance sheets referred to in Section 4.6 (except for such assets as (i) have been since sold or otherwise disposed of in the ordinary course of business or (ii) that, in the aggregate, are insignificant to the proper conduct of the Borrower's business). No assets or revenues of the Borrower or any Subsidiary are subject to any Lien except as permitted by this Agreement. Except to the extent that failure to be so in compliance has not had, and cannot reasonably be expected to have, a Material Adverse Effect on the Borrower or any Material
Subsidiary: (x) all properties of the Borrower and each Subsidiary, and such Person's use thereof, comply in all material respects with applicable zoning and use restrictions and with applicable laws and regulations relating to health, safety and the environment; and (y) without limiting the generality of the foregoing clause (x), the Borrower, and each Subsidiary, is in compliance in all material respects with all laws and regulations relating to pollution, hazardous substances and environmental control in all jurisdictions in which the Borrower or such Subsidiary, as the case may be, is doing business. The Borrower, in the ordinary course of business, conducts a review of the effect of existing laws and regulations pertaining to the environment and existing claims advanced under or in respect of environmental laws and regulations on its business, operations and properties and those of its Material Subsidiaries, and, as a result thereof, the Borrower has reasonably concluded that such environmental laws and claims have not had, and cannot reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Borrower or any Material Subsidiary.

     4.8 Taxes. The Borrower, and each Subsidiary, (a) has filed all United States federal and Oregon state income tax returns and reports required of it;
(b) except to the extent that the failure to do so has not had, and is not reasonably likely to have, a Material Adverse Effect on the Borrower or any Material Subsidiary, (i) has filed all other tax returns and reports required of it and (ii) has paid all Taxes which are due and payable, and (b) has provided adequate reserves for payment of any Tax the payment of which is being contested. The charges, accruals and reserves on the books of the Borrower or any Subsidiary in respect of Taxes for all fiscal periods to date are accurate in all material respects. There are no material questions or disputes between the Borrower or any Subsidiary and any Governmental Authority with respect to any Taxes except as disclosed in the balance sheet referred to in Section 4.6.

     4.9 Laws, Orders; Other Agreements. Except to the extent that such occurrence has not had, and is not reasonably likely to have, a Material Adverse Effect on the Borrower or any Material Subsidiary, neither the Borrower nor any Subsidiary (a) is in violation of, or subject to any contingent liability on account of, any laws, statutes, rules, regulations and orders of any Governmental Authority, or (b) is in material breach of or default under any agreement to which it is a party or which is binding on it or any of its assets.

     4.10 Lien Priority. On the date of any Loan: (a) Financing Statements will have been duly filed in all places where filing is necessary, and all other or additional acts will have been taken as are necessary, to perfect the Agent's Liens on the Collateral; (b) each of the Security Agreements will constitute a valid and perfected Lien on the Collateral to which it relates, enforceable in all jurisdictions, to secure (i) in the case of the Borrower Security Agreement, all Obligations or (ii) in the case of a Subsidiary Security Agreement, the obligations under the Loan Documents of the Material Subsidiary party thereto;
(c) the Agent's Liens on the Collateral have priority over any and all other security interests or other Liens therein except (i) for purchase money Liens, to the extent permitted under Section 6.4(c), on assets purchased by the Borrower or the relevant Material Subsidiary in the ordinary course of business,
(ii) the Liens of lessors under Capital Leases, to the extent permitted under
Section 6.4(d), and (iii) other Liens, in existence as of the date hereof, permitted to exist under Section 6.4; and (d) the Collateral is free and clear of all Liens except for Liens permitted hereunder.

     4.11 Federal Reserve Regulations. The Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Federal Reserve Regulation U), and no part of the proceeds of any Loan will be used to puchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock, or for any other purpose that violates the applicable provisions of any Federal Reserve Regulation. The Borrower will furnish to the Agent or any Lender, on request, a statement conforming with the requirements of Regulation U.

     4.12 ERISA.

          4.12.1 The present value of all benefits vested under all Pension Plans did not, as of the most recent valuation date of such Pension Plans, exceed the value of the assets of the Pension Plans allocable to such vested benefits by an amount that would (a) represent a potential material liability of the Borrower or (b) affect materially the ability of the Borrower to perform its Obligations.

          4.12.2 No Plan or any trust created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) that could subject such Plan or any other Plan, any trust created thereunder, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust, to the tax or penalty on prohibited transactions imposed by Section 502 of ERISA or Section 4975 of the Code.

          4.12.3 No Pension Plan, or any trust created thereunder, has been terminated, except in accordance with the Code, ERISA, and the regulations of the Internal Revenue Service and the PBGC as applicable to solvent plans in which benefits of participants are fully protected. No "reportable event", as defined in Section 4043 of ERISA, has occurred for which notice has not been waived or for which alternative notice procedures are permitted.

          4.12.4 No Pension Plan, or any trust created thereunder, has incurred any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA), whether or not waived, since the effective date of ERISA.

          4.12.5 The required allocations and contributions to Pension Plans will not violate Section 415 of the Code.

          4.12.6 The Borrower has no withdrawal liability to any trust created pursuant to a multi-employer pension or benefit plan, nor would it be subject to any such withdrawal liability in excess of One Million Dollars ($1,000,000) if it withdrew from any such plan or if its participation therein were otherwise terminated.

     4.13 Patents, Licenses, Franchises. The Borrower owns or possesses all the patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and rights with respect to the foregoing necessary to own and operate its properties and to carry on its business, as presently conducted and presently planned to be conducted, without conflict with the rights of others, except to the extent that the failure to do so has not had, and is not reasonably likely to have, a Material Adverse Effect on the Borrower.

     4.14 Not Investment Company, Etc. The Borrower is not now, and after the application by the Borrower of the proceeds of any Loan will not be, subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or any other federal or state statute or regulation limiting its ability to incur Indebtedness.

     4.15 Insurance. The properties of the Borrower, and of each Subsidiary, are insured with financially sound and reputable insurance companies that are not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or such Subsidiary operates.

     4.16 Certain Representations Regarding Subsidiaries and Material Subsidiaries. As of the date of this Agreement, the Borrower has only three Subsidiaries, each of which is wholly-owned by the Borrower and none of which is a Material Subsidiary: (i) Hollywood Video Superstores, Inc., an Oregon corporation, (ii) Title Wave, Inc., a

Delaware corporation, and (iii) Hollywood Video, Inc., a Wisconsin corporation. All of the Borrower's (and each Material Subsidiary's, if any) shares of each of its Subsidiaries have been validly issued and are fully paid and nonassessable. As of the date on which any Material Subsidiary comes into existence (and thereafter, on each date as of which the Borrower's representations and warranties are made, or deemed made, pursuant hereto):

          4.16.1 Each Material Subsidiary is an entity duly incorporated or formed, validly existing and in good standing under the laws of the state of its organization. Each Material Subsidiary is duly qualified to do business in each other jurisdiction where the nature of its activities or the ownership of its properties requires such qualification, except where the failure to so qualify has not had, and is not reasonably likely to have, a Material Adverse Effect on such Material Subsidiary. Each Material Subsidiary has full corporate or organizational power, authority and legal right, as the case may be, to carry on its business as presently conducted, to own and operate its properties and assets, and to execute, deliver and perform the Loan Documents to which it is, or is to become, a party.

          4.16.2 The execution, delivery and performance by each Material Subsidiary of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action of such Material Subsidiary, do not require any shareholder, partner or member approval, as the case may be, or the approval or consent of any trustee or the holders of any Indebtedness of the Borrower, except such as have been obtained (certified copies thereof having been delivered to the Agent), do not contravene any law, regulation, rule or order binding on it or its Articles of Incorporation or Bylaws or other charter documents, and do not contravene the provisions of or constitute a default under any indenture, mortgage, contract or other agreement or instrument to which the Borrower is a party or by which such Material Subsidiary or any of its properties may be bound or affected.

          4.16.3 No Government Approval or filing or registration with any Governmental Authority is required for the execution, delivery and performance by any Material Subsidiary of the Loan Documents to which it is a party or in connection with any of the transactions contemplated thereby, except such as have been heretofore obtained and are in full force and effect (certified copies thereof having been delivered to the Agent).

          4.16.4 Each of the Loan Documents to which any Material Subsidiary is a party has been duly executed and delivered by such Material Subsidiary and constitutes the legal, valid and binding obligation of such Material Subsidiary enforceable against such Material Subsidiary in accordance with its terms.

          4.16.5 Such Material Subsidiary owns or possesses all the patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and rights with respect to the foregoing necessary to own and operate its properties and to carry on its business, as presently conducted and presently planned to be conducted, without conflict with the rights of others, except to the extent that the failure to do so has not had, and is not reasonably likely to have, a Material Adverse Effect on such Material Subsidiary.

     4.17 Representations as a Whole. This Agreement, the other Loan Documents, the financial statements referred to in Section 4.6, and all other instruments, documents, certificates and statements furnished to the Agent or any Lender by the Borrower, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein not misleading. The Borrower has disclosed to the Lenders in writing any and all facts, known to the Borrower's general counsel or to any of the officers of the Borrower listed in the definition of "Officer's Certificate", which could reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Borrower or the ability of the Borrower to perform its Obligations.


                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, and until payment in full of each Loan and the Notes and performance of all other Obligations, the Borrower agrees that, unless the Agent (with the consent of the Majority Lenders) shall otherwise give its prior written consent:

     5.1 Use of Proceeds. The Borrower shall use the proceeds of the Loans for general corporate purposes, including, without limitation, the refinancing of Indebtedness in existence as of the date hereof, new Store expansion and acquisitions.

     5.2 Payment. The Borrower will pay the principal of and interest on the Loans in accordance with the terms of this Agreement and the Notes, and shall pay when due all other amounts payable by the Borrower hereunder or under any other Loan Document.

     5.3 Preservation of Corporate Existence, Etc. The Borrower (a) shall preserve and maintain, and (except to the extent otherwise expressly permitted hereunder) shall cause each Subsidiary to preserve and maintain, its corporate (or other entity, as the case may be) existence, rights, franchises and privileges in the jurisdiction of its formation, and (b) except where the failure to do so could not reasonably be expected to have a Material Adverse Effect on the Borrower or any Material Subsidiary, (i) shall qualify and remain qualified (and shall cause each Subsidiary to qualify and remain qualified) as a foreign corporation (or other entity, as the case may be) in each jurisdiction where such qualification is necessary or desirable in view of its business and operations or the ownership of its properties; and (ii) shall own or possess (and shall cause each Subsidiary to own or possess) all the patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and rights with respect to the foregoing necessary to own and operate its properties and to carry on its business, as at any time conducted, without conflict with the rights of others.

     5.4 Visitation Rights. At any reasonable time, and from time to time upon reasonable notice, the Borrower shall permit, and shall cause each of its Subsidiaries to permit, the Agent or any Lender, or the representatives of the Agent or any Lender, to examine and make copies of and abstracts from its records and books of account, to visit its properties and to discuss the affairs, finances and accounts of the Borrower or such Subsidiary with any of its officers, directors or employees, and (provided that the Borrower shall make the arrangements therefor) with the Borrower's independent public accountants.

     5.5 Keeping of Books and Records. The Borrower shall keep, and shall cause each of its Subsidiaries to keep, adequate records and books of account in which complete entries will be made, in accordance with GAAP, reflecting all of its financial transactions.

     5.6 Maintenance of Property, Etc. The Borrower shall maintain and preserve, and shall cause each Subsidiary to maintain and preserve, all of its properties (except with respect to properties that, in the aggregate, are insignificant to the proper conduct of the Borrower's business) in good working order and condition, ordinary wear and tear excepted, and will from time to time make (and cause each Subsidiary to make) all needed repairs, renewals, or replacements so that the efficiency of such properties shall be fully maintained and preserved.

     5.7 Compliance With Laws, Etc. Except to the extent that failure to do so would not result in a Material Adverse Effect on the Borrower or any Material
Subsidiary: (i) the Borrower shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all laws, regulations, rules, and orders of Governmental Authorities, except any thereof whose validity is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof and with provision having been made to the satisfaction of the Agent for the payment of any fines, charges, penalties or other costs in respect thereof in the event the contest is determined adversely to the Borrower or the affected Subsidiary; and (ii) without limiting the generality of the foregoing clause (i), the Borrower shall conduct its operations, and keep and maintain its property, in compliance with all environmental laws, regulations, rules and orders (and shall cause each of its Subsidiaries to do so) except, in each case, to the extent that noncompliance would not result in a Material Adverse Effect on the Borrower or any Material Subsidiary.

     5.8 Other Obligations. The Borrower shall pay and discharge, and shall cause each Subsidiary to pay and discharge, all Indebtedness, Taxes, and other obligations for which the Borrower or such Subsidiary is liable or to which the Borrower's or such Subsidiary's income or property is subject and all claims for labor and materials or supplies which, if unpaid, might become by law a Lien upon assets of the Borrower or any Subsidiary, except (a) any thereof the validity or amount of which is being contested in good faith (and, if necessary, by appropriate proceedings upon stay of execution of the enforcement thereof) and with provision having been made to the satisfaction of the Agent for the payment thereof in the event the contest is determined adversely to the Borrower; and (b) any trade payables, arising from the purchase of inventory, that are paid in accordance with industry practice and prior to the time any collection proceeding therefor is commenced by any vendor.

     5.9 Insurance.

          5.9.1 The Borrower shall keep in force, and shall cause each of its Subsidiaries to keep in force, upon all of their respective properties and operations policies of insurance carried with financially sound and reputable companies in such amounts and covering all such risks as from time to time may be customary in the industry and in the locations in which the Borrower or the relevant Subsidiary is engaged in business and as shall be reasonably satisfactory to the Agent, which insurance shall in any event include:

               (a) insurance against loss or damage to any of the Collateral by fire or any of the risks covered by insurance known as "all risk coverage", in an amount not less than the full replacement cost thereof, each such policy to contain a replacement cost endorsement reasonably satisfactory to the Agent;

               (b) business interruption or loss of income insurance;

               (c) commercial general liability insurance against claims for personal injury, including, but not limited to, bodily injury, death or property damage occurring on, in or about the premises of the Borrower and its Subsidiaries, including any real property and adjoining ways; and

               (d) products liability and contractual liability insurance coverage or endorsements.

From time to time, on request, the Borrower will furnish to the Agent certificates of insurance or duplicate policies evidencing such coverages. If the Borrower shall fail to maintain or cause to be maintained any of the foregoing insurance as and when required hereby, or if any such insurance shall be materially reduced, canceled, surrendered or not renewed (and not replaced so as to avoid any lapse in the required coverages), the Agent may (but is not required to do so), in its own name only, for the benefit of itself and the Lenders or for the benefit of the Borrower, or both, obtain all or a portion of such insurance from any carrier selected by the Agent in its sole discretion, and the Borrower shall reimburse the Agent, within fifteen (15) days after the Agent's demand, for any premiums or other costs associated with obtaining such insurance. Sums paid by the Agent hereunder shall bear interest at the Default Rate.

          5.9.2 All insurance required by this Section 5.9 shall be provided by policies written on terms, in amounts, and by companies, reasonably satisfactory to the Agent; provided that (a) the Borrower and its Subsidiaries may maintain a system of self-insurance in an aggregate amount, and with respect to such risks, as are both (i) customary for prudently managed corporations engaged in the same or similar businesses as the Borrower and its Subsidiaries, owning or operating similar properties as the Borrower and its Subsidiaries, and having a credit standing similar to that of the Borrower and its Subsidiaries, and (ii) reasonably acceptable to the Agent; (b) the Agent, and each Lender, shall be named as additional insured on all liability policies, as its interests may appear; and (c) (i) losses under all policies insuring the Collateral, other than policies insuring property subject to a Lien in favor of another creditor, shall be payable to the Agent, as its interests may appear, and (ii) payments by any insurer in respect of business interruption or loss of income coverage at any time that an Event of Default has occurred and is continuing shall be payable to the Agent, in each case, pursuant to a loss payee endorsement reasonably satisfactory to the Agent.

          5.9.3 At least twenty (20) days prior to the expiration of each such policy, the Borrower shall furnish the Agent with evidence, reasonably satisfactory to the Agent of the continuation or replacement of such policy, maintaining in force such coverages as are required by this Agreement. All such policies shall contain provisions to the effect that (a) except in the case of liability insurance, they shall provide coverage to the Agent and the Lenders notwithstanding any breach by the Borrower or any Subsidiary of the Borrower (or by any predecessor of the Borrower or of any Subsidiary of the Borrower) of any representation or warranty, (b) there shall be no recourse to the Agent or to any Lender for payment of premiums or other amounts with respect thereto, (c) they shall not be subject to co-insurance, (d) they may not be canceled (except for non-payment of premiums or fraud), or amended to reduce any limitation of liability, to increase the amount of any deductible or co-insurance, or to add any exclusions to the coverage provided thereunder, without at least thirty (30) days' prior written notice to the Agent, and (e) they may not be canceled for non-payment of premiums or for fraud without at least ten (10) days' prior written notice to the Agent. Upon the Agent's (or any Lender's) reasonable request, the Borrower shall cause copies of all bills, statements or other documents relating to the foregoing insurance to be sent or mailed directly to the Agent, and shall in any event give notice to each insurer providing any such insurance policy of the Agent's security interest therein.

     5.10 Financial Information. The Borrower will deliver to the Agent and the
Lenders:

          5.10.1 Annual Audited Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, the Borrower's Report on Form 10-K (including, without limitation, the balance sheet of the Borrower as of the end of such fiscal year and the related statement of operations, statement of changes in shareholders' equity and statement of cash flows for such year, accompanied by the audit report thereof by independent certified public accountants of nationally recognized standing selected by the Borrower and approved by the Agent (which approval shall not be unreasonably withheld or delayed, and the Agent's consent to Price Waterhouse L.L.P. being hereby given) which report shall be prepared in accordance with GAAP and shall not be qualified by reason of restricted or limited examination of any material portion of the Borrower's records and shall contain no disclaimer of opinion), together with (a) any related annual report to the Borrower's shareholders, and (b) if, as of the last day of the fiscal year being reported on, the Borrower had any Material Subsidiaries, related consolidating financial statements of the Borrower and its Subsidiaries for such fiscal year, prepared in accordance with GAAP (but which need not be audited).

          5.10.2 Quarterly Reports.

               (a) As soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarters of the Borrower,
     (i) the Borrower's Report on Form 10-Q (including, without limitation, a balance sheet and statement of operations, statement of changes in shareholders' equity and statement of cash flows of the Borrower (in each case, unaudited) as of the end of such fiscal quarter (including the fiscal year to the end of such fiscal quarter)); (ii) if, as of the last day of such fiscal quarter, the Borrower had any Material Subsidiaries, related consolidating financial statements of the Borrower and its Subsidiaries for such fiscal quarter, prepared in accordance with GAAP; and (iii) an Officer's Certificate to the effect that the unaudited balance sheet and related statements included therein have been prepared in accordance with GAAP, except for the absence of footnote disclosure, and present fairly the financial position and results of operations of the Borrower as of the end of and for such fiscal quarter (subject to normal year-end audit adjustments) and whether, since the then most recent fiscal year-end report delivered pursuant to Section 5.10.1, there has been any material adverse change in the financial condition or operations of the Borrower as shown on the balance sheet as of said date and, if any such material adverse change has occurred, the nature thereof.

               (b) As soon as available and in any event within sixty (60) days after the end of each of the Borrower's fiscal quarters, the unaudited statement of financial performance for the Borrower's stores for such fiscal quarter, prepared in a manner consistent with those heretofore delivered to the Existing Lenders under the Existing Credit Agreement and accompanied by an Officer's Certificate, all in form reasonably acceptable to the Agent.

          5.10.3 Quarterly Compliance Certificates. As soon as available and in any event within sixty (60) days after the close of each of the first three fiscal quarters of the Borrower and within one hundred twenty (120) days after the close of each of the Borrower's fiscal years, a compliance certificate of Borrower, in form reasonably acceptable to the Agent, (a) certifying that, as of the close of such fiscal quarter no Default or Event of Default had occurred and was continuing, and, (b) setting forth calculations demonstrating compliance as of the end of such fiscal quarter with the financial covenants set forth in Sections 5.14 through 5.17 and Sections 6.2(d), (e) and (f) and (g), 6.4(c) and
(e), 6.6.2, 6.6.4, 6.6.5, 6.7 and 6.11, and (ii) separately showing the calculation, and certifying as to the accuracy, of the Associated Cash Charges.

          5.10.4 Monthly Store Sales Comparisons. As soon as available and in any event within thirty (30) days after the end of each calendar month, same store sales comparisons of the Borrower for such month, accompanied by an Officer's Certificate, all in form reasonably acceptable to the Agent.

          5.10.5 Annual Budget: Financial Projections. As soon as available and in any event within one hundred twenty (120) days after the end of each of the Borrower's fiscal years (after the fiscal year ending in 1997), the Borrower's annual operating budget and financial projections (presented in a quarterly format) for the period beginning on the first day of the then-current fiscal year and ending December 31, 2003, substantially in the form previously delivered to the Lenders in connection with this Agreement and otherwise in form reasonably acceptable to the Agent.

          5.10.6 Shareholder, SEC and Government Reports. As soon as available, all reports sent by the Borrower to its shareholders and all quarterly and annual reports filed by the Borrower with the Securities and Exchange Commission and each other Governmental Authority having jurisdiction over the Borrower.

          5.10.7 Subordinated Debt. Concurrently with the delivery thereof to any holder (or trustee for the holders of) any Subordinated Debt, copies of all notices or other communications delivered by the Borrower or any Subsidiary with respect to such Subordinated Debt.

          5.10.8 Other Information. All other statements, reports and other information as the Agent or any Lender may reasonably request concerning the financial condition and business affairs of the Borrower.

     5.11 Notification. Promptly after learning thereof, the Borrower shall notify the Agent and Lenders of (a) the details of any action, proceeding, investigation or claim against or affecting the Borrower or any Subsidiary, instituted before any arbitrator or court or other Governmental Authority or, to the Borrower's knowledge threatened to be instituted, which, if determined adversely would be likely to have a Material Adverse Effect on the Borrower or any Material Subsidiary; (b) any substantial dispute between the Borrower or any Subsidiary and any Governmental Authority; (c) any labor controversy which has resulted in or, to the Borrower's knowledge, threatens to result in a strike which would materially affect the business operations of the Borrower or any Material Subsidiary; (d) if the Borrower or any member of the Controlled Group gives or is required to give notice to the PBGC of any "reportable event" (as defined in subsections (b)(l), (2), (5) or (6) of ss. 4043 of ERISA) with respect to any Plan (or the Internal Revenue Service gives notice to the PBGC of any "reportable event", as defined in subsection (c)(2) of ss. 4043 of ERISA, and the Borrower obtains knowledge thereof) which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, the notice of such reportable event given or required to be given to the PBGC; and (e) the occurrence of any Default or Event of Default.

     5.12 Indemnity of Material Subsidiaries. The Borrower shall indemnify and hold harmless each Material Subsidiary from and against any liability (in the form of indebtedness repaid to the Lenders in respect of the Obligations, including (if applicable) by way of foreclosure under any Subsidiary Security Agreement at any time hereafter executed by such Material Subsidiary for the benefit of the Lenders) in excess of the benefit realized by such Material Subsidiary from the proceeds of Loans. As between and among Borrower and the Material Subsidiaries, Borrower and the other Material Subsidiaries shall be responsible to reimburse each Material Subsidiary in respect of amounts paid by such Material Subsidiary under its Guaranty, to the end that Borrower, and each Material Subsidiary, ultimately bears the burden of payment of its respective share of the Obligations.

     5.13 Delivery of Subsidiary Documents; Additional Payments; Additional
Acts.

          5.13.1 Within ten (10) Business Days after (a) any Subsidiary (other than a Material Subsidiary) becomes a Material Subsidiary, or (b) the Borrower forms or acquires, by merger or otherwise, a Material Subsidiary: (i) the Borrower shall give the Agent written notice thereof, and (ii) the Borrower shall cause such Material Subsidiary to execute and deliver to Agent a Guaranty, a Subsidiary Security Agreement and such Financing Statements (or amendments to existing Financing Statements) as the Agent may request for purposes of perfecting its Liens on the Collateral subject to such Subsidiary Security Agreement.

          5.13.2 From time to time and upon demand by the Agent, the Borrower shall (a) pay or reimburse the Agent and the Lenders for all Taxes imposed on this Agreement and any other Loan Document; (b) obtain and promptly furnish to the Agent evidence of all such approvals of any Governmental Authority as may be required to enable the Borrower to comply with its obligations under the Loan Documents; and (c) execute and deliver (and cause each Material Subsidiary to executed and deliver) all such other instruments, and perform all such other acts, as the Agent or any Lender may reasonably request to carry out the transactions contemplated by this Agreement and the other Loan Documents.

     5.14 Net Worth. The Borrower shall maintain at all times a Net Worth equal to or greater than the sum of:

          (a) Two Hundred Seventy Million Dollars ($270,000,000), plus

          (b) Seventy-five percent (75%) of the Borrower's cumulative Net Income for those fiscal quarters of the Borrower ended after March 31, 1997, in which the Borrower's Net Income was greater than zero, plus

          (c) one hundred percent (100%) of the amount, if any, by which the shareholders' equity of the Borrower increases after March 31, 1997 as a result of the issuance of common stock or the conversion of debt securities into common stock in connection with the acquisition of another Person (or of some or all of the assets of another Person), plus

          (d) ninety percent (90%) of the amount, if any, by which the shareholders' equity of the Borrower increases after March 31, 1997, as a result of all other issuances of common stock or conversions of debt securities into common stock.

     5.15 Leverage Ratio. The Borrower shall maintain for each period of four consecutive fiscal quarters a Leverage Ratio that does not exceed 3.50.

     5.16 Interest Coverage Ratio. The Borrower shall maintain for each period of four consecutive fiscal quarters an Interest Coverage Ratio of at least 2.00.

     5.17 Average Per Store Contribution to Profit. The Borrower shall maintain for each period of four consecutive fiscal quarters of the Borrower, an Average Per Store Contribution to Profit of Ninety Thousand Dollars ($90,000). As used herein, "Average Per Store Contribution to Profit" means, for any period of four fiscal quarters of the Borrower, (a) the sum of Borrower's (i) Operating Income,
(ii) General and Administrative Expense, and (iii) Amortization of Intangibles for such period (in each case, determined in the same manner in which such amount is determined for purposes of preparing the Borrower's financial statements in accordance with GAAP and in a manner consistent with the financial statements referred to in Section 4.6, but limited to amounts properly allocable to Stores); divided by the time-weighted average number of such Stores of the Borrower open during such period of four consecutive fiscal quarters (determined in accordance with the Borrower's current practices for determining such time-weighted average, as delivered to the Lenders in connection with this Agreement).


                                   ARTICLE VI

                               NEGATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, and until payment in full of each Loan and the Notes and performance of all other Obligations, the Borrower agrees that, unless the Agent (with the consent of the Majority Lenders) shall otherwise give its prior written consent:

     6.1 Liquidation, Merger, Sale of Assets. The Borrower shall not (and shall not permit any Subsidiary to):

          (a) merge with or into any other Person, except (i) in a transaction in which the Borrower is involved, in which the Borrower is the surviving entity and if, immediately after giving effect to such transaction, the surviving entity will have a Net Worth equal to at least the Net Worth of the Borrower immediately prior to giving effect to such transaction, or
     (ii) in a transaction in which a Material Subsidiary is involved, in which such Material Subsidiary is the surviving entity (unless the transaction involves the merger of a Material Subsidiary into the Borrower), and provided that such transaction, if it involves any Person other than the Borrower or a Subsidiary, constitutes a Permitted Acquisition;

          (b) liquidate or dissolve (except that any Subsidiary may liquidate or dissolve into the Borrower or, if it is a Subsidiary of a Material Subsidiary, into such Matrial Subsidiary);

          (c) enter into any consolidation, joint venture, partnership or other combination with any other Person, except to the extent permitted under
     Section 6.6.4; or

          (d) contract to effect, or consummate, an Asset Disposition except with the prior written consent of the Majority Lenders and provided that
     (i) as and when Net Available Cash is received, except to the extent that the Borrower has effected a reduction of the Total Commitment and repayment of the outstanding Loans in the amount thereof, such Net Available Cash is either (A) applied to repayment of the outstanding Loans (without a related reduction in the Total Commitment) and the amount thereof reserved against availability under the Facility, pending their reinvestment in

     Additional Similar Assets or application pursuant to Sections 2.3.2 and
     2.4.2 or (B) to the extent that there is not sufficient availability under the Facility to reserve the full amount thereof, deposited with the Agent, to be held as Collateral, pursuant to documentation in form and substance reasonably satisfactory to the Agent, pending such reinvestment or other application; provided further, however, that to the extent that such Net Available Cash, when aggregated with all prior acquisitions of Additional Similar Assets effected with Net Available Cash during the then current fiscal year, exceeds $50,000,000, any and all Excess Disposition Proceeds are applied upon receipt in accordance with Sections 2.3.2 and 2.4.2.

Upon any sale or other transfer, to a Person other than the Borrower or a Material Subsidiary, of the Borrower's, or any Material Subsidiary's, entire interest in any assets effected in accordance with the provisions of the Loan Documents, then the Agent shall (i) release its Lien on the assets subject to such sale or transfer; and (ii) in the case of the Borrower's sale or transfer of its entire interest in a Material Subsidiary, release (A) the Agent's pledge of and Lien on the outstanding capital stock of such Material Subsidiary and its Lien on the assets of such Material Subsidiary, and (B) the Guaranty of such Material Subsidiary; provided, in any such case, that, if any Default or Event of Default shall have occurred and be continuing, all proceeds of such sale or transfer (net of expenses of the types described in clauses (a)(i), (a)(ii), (b)(i), (b)(ii), or (b)(iii) of the definition of "Net Available Cash") shall be paid over or otherwise delivered to the Agent, to be held as Collateral pending their return to the control of the Borrower or application to the Obligations in accordance with the provisions of this Agreement and the other Loan Documents. In addition, if at any time a Material Subsidiary shall cease to be a Material Subsidiary, then, upon the Agent's receipt of the Borrower's request therefor, together with such evidence as the Agent may reasonably request establishing that such Material Subsidiary is no longer a Material Subsidiary (and provided that no Default or Event of Default shall have occurred and be continuing), the Agent shall release (1) the Agent's Lien on the assets of such Material Subsidiary and (2) the Guaranty of such Material Subsidiary.

     6.2 Indebtedness. The Borrower shall not create, incur, become liable for or suffer to exist (or permit any Subsidiary to create, incur or become liable for or suffer to exist) any Indebtedness other than the following (determined on a consolidated basis):

          (a) the Loans (including any Guaranty of the Loans);

          (b) Funded Debt, other than Capital Leases, in existence as of the date hereof and identified in the Borrower Disclosure Letter;

          (c) Funded Debt incurred in the ordinary course of the Borrower's business to finance the acquisition of Rental Items, secured solely by a purchase money Lien on the Rental Items so acquired (to the extent such Lien is permitted under Section 6.4(c));

          (d) Funded Debt in the form of Capital Leases (including Capital Leases in existence as of the date hereof and identified in the Borrower Disclosure Letter) the aggregate principal amount of which (determined in accordance with GAAP and measured in connection with each entry into a Capital Lease after the date hereof, at the time such obligation is incurred), does not exceed an amount equal to five percent (5%) of the Borrower's Total Revenues for the period of four fiscal quarters then most recently ended;

          (e) Indebtedness under the High Yield Notes, subject to the limitation that the aggregate original principal amount of the High Yield Notes, whenever issued, shall not exceed $300,000,000;

          (f) subordinated debt (in addition to the Indebtedness under the High Yield Notes) (i) issued in an aggregate principal amount over the term of the Loans that does not exceed the difference between (A) $300,000,000, less (B) the aggregate original principal amount of all High Yield Notes, whenever issued; and (ii) that (A) contains subordination provisions acceptable to the Majority Lenders, (B) matures after the Maturity Date and provides for no amortization of principal until after the Maturity Date, and (C) is unsecured; provided that, no later than twenty (20) Business Days prior to the incurrence thereof, the Borrower delivers to the Agent the Pro Forma Calculations with respect to the incurrence of such Indebtedness;

          (g) additional Funded Debt not exceeding at any one time an amount equal to five percent (5%) of the Borrower's Net Worth;

          (h) obligations of such Person under any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed solely to protect the Borrower or any Subsidiary against fluctuations in interest rates; provided that no such agreement or other arrangement increases the Indebtedness of the Borrower at any time except as a result of fluctuations in interest rates or by reason of fees, indemnities and compensation payable thereunder;

          (i) guaranties permitted to exist under Section 6.3;

          (j) to the extent that they constitute Indebtedness, obligations described in clauses (i) through (iv) of the definition of "Lien";

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          (k) accounts payable and other liabilities, in each case, that do not constitute Funded Debt and that have been, or are, incurred in the ordinary course of such Person's business; and

          (l) Indebtedness of a Subsidiary to the Borrower or to another Subsidiary in respect of an Investment permitted to be held by the Borrower or such other Subsidiary, as the case may be, under Section 6.6.2.

     6.3 Guaranties, Etc. The Borrower shall not (and shall not permit any Subsidiary to) assume, guaranty, endorse or otherwise become or remain directly or contingently liable for, or obligated to purchase, pay or provide funds for the payment of or otherwise assure a creditor against loss in respect of, any obligation or Indebtedness of any other Person, except that (a) the Borrower and its Subsidiaries may endorse negotiable instruments for deposit or collection, or incur similar liabilities in the ordinary course of business, and (b) provided that the incurring of such obligation would otherwise constitute a Permitted Investment under Section 6.6.2, (i) the Borrower may guaranty Funded Debt of one or more Subsidiaries incurred in compliance with Section 6.2 or any other obligation of one or more Subsidiaries incurred in a transaction not constituting a Default or Event of Default; (ii) any Subsidiary may guaranty Funded Debt of one or more of its own Subsidiaries incurred in compliance with
Section 6.2 or any other obligation of one or more of its own Subsidiaries incurred in a transaction not constituting a Default or Event of Default; and
(c) any Subsidiary required, under the terms of the Indenture (as in effect on August 13, 1997, or as amended with the prior written consent of the Majority Lenders), to guaranty the Borrower's obligations with respect to the High Yield Notes may so guaranty such obligations, provided that such Subsidiary's obligations under such guaranty are contractually subordinated to the payment of the Obligations, and to the payment of such Subsidiary's obligations under its Guaranty (if any), to the same extent that the Borrower's obligations in respect of the High Yield Notes are subordinated to the Obligations.

     6.4 Liens. The Borrower shall not create, assume or suffer to exist (or permit any Subsidiary to create, assume or suffer to exist) any Lien on any of its assets, except for (determined, in each case, on a consolidated basis): (a) existing Liens securing liabilities reflected in the balance sheets referred to in Section 4.6 or disclosed in the Borrower Disclosure Letter; (b) Liens in favor of the Agent under the Security Agreements or any other Loan Document; (c) purchase money Liens covering videotapes or videogames purchased by the Borrower in the ordinary course of business, provided that such purchase money Liens do not secure at any time an amount in excess of five percent (5%) of the Borrower's Total Revenues for the period of four fiscal quarters then most recently ended; (d) Liens securing Indebtedness under Capital Leases incurred in compliance with Section 6.2; (e) additional Liens (including, without limitation, Liens existing on assets at the time they are, or the Person owning them is, acquired by the Borrower or any

Subsidiary) which do not at any one time, in the aggregate, secure Indebtedness exceeding an amount equal to five percent (5%) of the Borrower's Net Worth; (f) judgment Liens, to the extent that the existence thereof does not constitute an Event of Default; and (g) Liens securing the extension, renewal or refinancing of the Indebtedness secured by Liens previously existing in compliance with this
Section 6.4, provided that (i) each such Lien is limited to the property theretofore encumbered by such Lien (and proceeds thereof) and (ii) the principal amount of the Indebtedness so extended, renewed or refinanced is not increased.

     6.5 Location of Inventory. The Borrower shall not move, and shall not permit any Material Subsidiary to move, the location of its inventory except (a) in the ordinary course of its business and (b) to a location within the United States.

     6.6 Investments. The Borrower shall not make or permit to remain outstanding (and shall not permit any Subsidiary to make or permit to remain outstanding) any Investment, except that the Borrower and its Subsidiaries may:

          6.6.1 Own, purchase or acquire (i) time deposits maturing within one year at commercial banks organized or licensed to conduct a banking business under the laws of the United States of America or any state thereof having capital, surplus and undivided profits of not less than One Hundred Million Dollars ($100,000,000); (ii) marketable general obligations of the United States or a state thereof or marketable obligations fully guaranteed by the United States; and (iii) short-term commercial paper with the highest rating of a generally recognized rating service;

          6.6.2 Make or maintain Investments in Subsidiaries (including Subsidiaries acquired as Permitted Acquisitions), provided that (a) the Borrower's Aggregate Investments in Subsidiaries that are not Material Subsidiaries do not exceed five percent (5%) of the Borrower's Net Worth; and
(b) the Borrower's Aggregate Investments in all Subsidiaries do not exceed the sum of (i) ten percent (10%) of the Borrower's Net Worth (excluding from such calculation the effect of the Borrower's receipt of Net Cash Proceeds in respect of issuances or sales of capital stock after the Closing Date), plus (ii) twenty-five percent (25%) of the aggregate Net Cash Proceeds received by the Borrower in respect of issuances or sales of capital stock after the Closing Date;

          6.6.3 Make or permit to remain outstanding an Investment that constitutes a Permitted Acquisition;

          6.6.4 Make or permit to remain outstanding a Passive Investment provided that, upon consummation thereof, the Borrower's Aggregate Investments in Passive Investments do not exceed the sum of (a) (i) five percent (5%) of the Borrower's Net Worth, less (ii) the Borrower's Aggregate Investments in Ancillary Businesses permitted under

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
Section 6.11; plus (b) twenty percent (20%) of the aggregate Net Cash Proceeds received by the Borrower in respect of issuances or sales of capital stock after the Closing Date; and

          6.6.5 Make or permit to remain outstanding loans to Affiliates, officers, stockholders or employees of the Borrower or of any Subsidiary, provided, however, that all loans made or permitted to remain outstanding pursuant to this Section 6.6.5 shall not, in the aggregate, exceed at any one time outstanding the sum of Five Million Dollars ($5,000,000).

     6.7 Operating Lease Obligations. The Borrower shall not create or suffer to exist (and shall not permit any Subsidiary to create or suffer to exist) any obligations for the payment of rent for any property under any operating lease or agreement to lease, (a) except for rent due in respect of Borrower's or any Subsidiary's lease of its stores and (b) except for rent due under operating leases (other than leases for stores) entered into in the ordinary course of business where the aggregate undiscounted rental obligations (calculated on the assumption that each such lease continues until its stated termination date and without giving effect to any renewal option unless such option has been exercised) for all such leases outstanding at any time does not exceed at such time an amount equal to ten percent (10%) of the Borrower's Net Worth.

     6.8 Limitations on Prepayment or Amendment of Subordinated Debt. The Borrower shall not, and shall not permit any Subsidiary to: (a) make any payments in respect of the principal of any Subordinated Debt, (b) make any payment or transfer of assets in respect of the defeasance of any Subordinated Debt, (c) repurchase, redeem or otherwise acquire any Subordinated Debt, (d) make any payment in respect of Subordinated Debt more than one (1) Business Day prior to the date on which it becomes due and payable, (e) at any time that a Default or Event of Default has occurred and is continuing, make any payment of interest or any other amount due in respect of Subordinated Debt, or (f) amend, or consent to any amendment of, the documentation governing any Subordinated Debt.

     6.9 ERISA Compliance. Neither Borrower nor any member of the Controlled Group nor any Plan of any of them shall (a) engage in any "prohibited transaction" (as such term is defined in ss. 406 of ERISA or ss. 4975 of the Code; (b) incur any "accumulated funding deficiency" (as such term is defined in ss. 302 of ERISA) whether or not waived; (c) terminate any Pension Plan in a manner which could result in the imposition of a Lien on any property of Borrower or any member of the Controlled Group pursuant to ss. 4068 of ERISA; or
(d) violate state or federal securities laws applicable to any Plan.

     6.10 Transactions with Affiliates. The Borrower shall not (and shall not permit any Subsidiary to) enter into any transaction with any Affiliate of the Borrower except (a) upon fair and reasonable terms no less favorable to the Borrower or the affected Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower; and (b)
(i) if any such transaction (or series of related such transactions) involves aggregate payments in excess of $1,000,000 in any fiscal year, such transaction(s) is(are) (A)

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
set forth in writing and (B) approved by a majority of the disinterested members of the Borrower's Board of Directors; and (c) if any such transaction (or series of related transactions) involves aggregate payments in excess of $5,000,000 in any fiscal year, such transaction(s) are additionally determined to be fair, from a financial standpoint, to the Borrower or the relevant Subsidiary by a nationally recognized consulting, accounting, appraisal or investment banking firm.

     6.11 Change in Business. The Borrower shall not (and shall not permit any Subsidiary to) engage in any material line of business substantially different from those lines of business carried on by the Borrower on the date hereof; except that the Borrower may, either directly or through one or more Subsidiaries, engage in one or more Ancillary Businesses, provided that the sum of Borrower's Aggregate Investments in such Ancillary Businesses, plus Borrower's Aggregate Investments in Passive Investments permitted under Section 6.6.4(a), does not at any time exceed five percent (5%) of the Borrower's Net Worth.

     6.12 Accounting Change. The Borrower, and each of its Subsidiaries, shall maintain a fiscal year ending on December 31 and shall not make any significant change in accounting policies or reporting practices other than changes required by GAAP or otherwise required by law.


                                   ARTICLE VII

                                EVENTS OF DEFAULT

     7.1 Events of Default. The occurrence of any of the following events (for whatever reason, and whether voluntarily or involuntarily, by operation of law or otherwise) shall constitute an "Event of Default" hereunder:

          7.1.1 Loan Payment Default. The Borrower shall fail to pay when due any amount of principal on any Loan; or

          7.1.2 Other Payment Default. (a) The Borrower shall fail to pay any interest on any Loan and such failure shall remain unremedied for two (2) Business Days, or (b) the Borrower, or any Material Subsidiary, shall fail to pay any other amount payable by it hereunder or under any Loan Document and such failure shall remain unremedied for five (5) days; or

          7.1.3 Breach of Warranty. Any representation or warranty made or deemed made by the Borrower or any Material Subsidiary under or in connection with this Agreement or any other Loan Document, or set forth in any other certificate or document delivered in connection herewith or therewith, shall prove to have been incorrect in any material respect when made or deemed made; or

          7.1.4 Breach of Certain Covenants; Failure of Security. (a) The Borrower shall fail to perform or observe any covenant set forth in Sections 5.11(e), 5.14 through 5.17 or 6.1 through 6.12 or in Section 5 or 8 of the Borrower Security Agreement, or any Material Subsidiary shall fail to perform any covenant set forth in Section 5 or 8 of the Subsidiary Security Agreement to which it is a party; or (b) (i) any Material Subsidiary shall disavow, or purport to revoke, its obligations under its Guaranty or Subsidiary Security Agreement; or (ii) this Agreement, any Security Agreement or any Guaranty shall fail to be valid or enforceable in any material respect.

          7.1.5 Breach of Other Covenants. The Borrower, or any Material Subsidiary, shall fail to perform or observe any other covenant, obligation or term of this Agreement or any other Loan Document and such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the Borrower by the Agent; or

          7.1.6 Material Adverse Changes: Extraordinary Situation. There shall occur (a) any occurrence having, or that could reasonably be expected to have, a Material Adverse Effect on the Borrower or any Material Subsidiary, or (b) any extraordinary situation, in either case, which gives the Lenders reasonable grounds to believe that the Borrower may not, or will be unable to, perform or observe in the normal course, in any material respect, its obligations under the Loan Documents; or

          7.1.7 Cross-Default.

               (a) (i) The Borrower, or any Subsidiary, shall fail to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any principal of any Indebtedness the outstanding principal amount of which, at the time of such failure, exceeds Two Million Dollars ($2,000,000) but does not exceed Ten Million Dollars ($10,000,000), or any interest or premium thereon, and such failure shall continue after the expiration of the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or (ii) the Borrower, or any Subsidiary, shall fail to perform any term or covenant on its part to be performed under any agreement or instrument relating to any such Indebtedness and required to be performed, and such failure shall continue after the expiration of the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform is to accelerate or to legally and in accordance with the applicable documents permit the acceleration of the maturity of such Indebtedness; or

               (b) (i) the Borrower, or any Subsidiary, shall fail to pay when due any amount due in respect of any Indebtedness the outstanding principal amount of which, at the time of such failure, exceeds Ten Million Dollars ($10,000,000), or (ii) any event shall occur that, with or without the giving of notice or the lapse of time, or both, (A) causes, or would cause, the acceleration of any Indebtedness of the Borrower or any Subsidiary having at the time an outstanding principal amount in excess of Ten Million Dollars ($10,000,000), or (B) entitles, or would entitle, the holders of any such Indebtedness to accelerate, or to require the repurchase, redemption, defeasance, repayment or retirement of, such Indebtedness (including, without limitation, the occurrence of any "Change of Control", as defined in the Indenture), and, in either case (but only if the agreement or instrument governing such Indebtedness specifically provides a grace period with respect to such failure or occurrence), such event continues beyond the earlier of (1) the date that is five (5) Business Days after the occurrence thereof or (2) the expiration of the applicable grace period specified in the agreement or instrument governing such Indebtedness;

     provided, however, in any such case, that mere allegations of a default by the Borrower under any agreement or instrument governing any such Indebtedness shall not, without more, be an Event of Default hereunder (it being understood that the delivery by any affected Person, in writing, of a notice of default, or of a notice asserting that a default exists, constitutes more than a mere allegation); or

          7.1.8 Voluntary Bankruptcy, Etc. The Borrower, or any Material Subsidiary, shall: (a) file a petition seeking relief for itself under Title 11 of the United States Code, as now constituted or hereafter amended, or file an answer consenting to, admitting the material allegations of or otherwise not controverting, or fail timely to controvert a petition filed against it seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended; or (b) file such petition or answer with respect to relief under the provisions of any other now existing or future applicable bankruptcy, insolvency, or other similar law of the United States of America or any state thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or an arrangement, composition, extension or adjustment with creditors; or

          7.1.9 Involuntary Bankruptcy, Etc. (a) An order for relief shall be entered against the Borrower or any Material Subsidiary under Title 11 of the United States Code, as now constituted or hereafter amended, which order is not stayed within sixty (60) days thereafter; or (b) there shall be entered an order, judgment or decree by operation of law or by a court having jurisdiction in the premises, which is not stayed within sixty (60 days after its entry, (i)
(A) adjudging the Borrower or any Material Subsidiary a bankrupt or insolvent under, or (B) ordering relief against it under, or (C) approving as properly filed a petition seeking relief against it under, the provisions of any other bankruptcy, insolvency or other similar law of the United States of America or any state thereof or of any other country or jurisdiction (whether now existing or hereafter becoming applicable) providing for the reorganization, winding-up or liquidation of corporations or any arrangement, composition, extension or adjustment with creditors, or (ii) appointing a receiver, liquidator, assignee, sequestrator, trustee or custodian of the Borrower or any Material Subsidiary or of any substantial part of the property of Borrower or any Material Subsidiary, or ordering the reorganization, winding-up or liquidation of its affairs; or (c) a period of sixty (60) days shall expire after the filing of any involuntary petition against the Borrower or any Material Subsidiary seeking any of the relief specified in Section 7.1.8 or this Section 7.1.9 without the petition being dismissed prior to that time; or

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
          7.1.10 Insolvency, Etc. The Borrower, or any Material Subsidiary, shall (a) make a general assignment for the benefit of its creditors, or (b) consent to the appointment of, or taking of possession by, a receiver, liquidator, assignee, trustee, or custodian of all or a substantial part of the property of the Borrower or any Material Subsidiary, or (c) admit its insolvency or inability to pay its debts generally as they become due, or (d) fail generally to pay its debts as they become due, or (e) take any action (or suffer any action to be taken by its directors or shareholders) looking to the dissolution or liquidation of the Borrower or such Material Subsidiary (other than a voluntary liquidation, by the Borrower, of a Material Subsidiary); or

          7.1.11 ERISA. The Borrower, or any member of the Controlled Group, shall fail to pay when due an amount or amounts aggregating in excess of One Million Dollars ($1,000,000) that it shall have become liable to pay to the PBGC or to a Plan under Section 515 of ERISA or Title IV of ERISA; or notice of intent to terminate a Plan or Plans (other than a multi-employer plan, as defined in Section 4001(3) of ERISA), having aggregate Unfunded Vested Liabilities in excess of One Million Dollars ($1,000,000) shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, or any plan administrator of any such Plan, or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate any such Plan or Plans; or

          7.1.12 Judgments; Recorded Tax Liens. (a) One or more final judgments or orders for the payment of money exceeding, in the aggregate, Two Million Dollars ($2,000,000), or its equivalent in another currency, shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without having being vacated, discharged or satisfied, or stayed or bonded pending appeal; or (b) the filing or recording, by any Governmental Authority with respect to any assets of the Borrower or any Material Subsidiary, of any one or more notices of lien in respect of unsatisfied, undischarged or unreleased claims for Taxes (other than ad valorem real or personal property taxes that are not yet delinquent) aggregating in excess of Two Million Dollars ($2,000,000), if such condition remains in effect for thirty (30) consecutive days.

          7.1.13 Government Approvals, Etc. (a) Any approval of any Governmental Authority or registration or filing with any Governmental Authority now or hereafter required in connection with the performance by the Borrower or any Material Subsidiary of its obligations under this Agreement or any other Loan Document is revoked, withdrawn or withheld or shall fail to remain in full force and effect; or (b) any Governmental Authority shall take any act that, in the reasonable opinion of the Agent, deprives the Borrower or any Material Subsidiary of any substantial right, privilege or franchise or substantially restricts the exercise thereof, where the effect of such act, if not revoked or rescinded, could reasonably be expected to have a Material Adverse Effect on the Borrower or any Material Subsidiary and such act shall not be revoked or rescinded within thirty (30) days after it shall have become effective; or

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
          7.1.14 Change of Control. Mark J. Wattles shall cease to be the record and beneficial owner of at least six million (6,000,000) shares (adjusted to take into account any stock splits or reverse stock splits occurring after the Closing Date) of the common stock of the Borrower.

     7.2 Consequences of Default.

          7.2.1 If any of the Events of Default described in Section 7.1.8 or
Section 7.1.9 shall occur: (a) the Total Commitment and the Lenders' respective Commitments shall immediately terminate, and the principal of and the interest on the Loans and all other sums payable by Borrower hereunder, under the Notes and under the other Loan Documents shall become immediately due and payable, all without protest, presentment, notice or demand, all of which the Borrower expressly waives.

          7.2.2 If any other Event of Default shall occur and be continuing, then in any such case and at any time thereafter so long as any such Event of Default shall be continuing: (a) the Agent (i) shall, at the request of the Majority Lenders, or (ii) may, with the consent of the Majority Lenders, immediately terminate (by written notice to the Borrower) the Total Commitment and the Lenders' respective Commitments, and (b) if Loans shall have been made, the Agent (i) shall, at the request of the Majority Lenders, or (ii) may, with the consent of the Majority Lenders, declare (by written notice to the Borrower) the principal of and the interest on the Loans and the Notes and all other sums payable by the Borrower hereunder or under the Notes or any other Loan Document to be immediately due and payable, whereupon the same shall become immediately due and payable, all without protest, presentment, notice, or demand, all of which the Borrower expressly waives. In addition, regardless of whether the Borrower's obligations to repay the Loans shall have been accelerated pursuant to the preceding sentences, the Agent may, at its option, realize on any or all of the Collateral by exercising any rights or remedies provided in the Security Agreement or in any other Loan Document or otherwise available under applicable law.


                                  ARTICLE VIII

                                    THE AGENT

     8.1 Authorization and Action. Each Lender hereby (subject to Section 8.6) irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender, and nothing in this Agreement or the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or the other Loan Documents except as expressly set

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forth herein. As to any matters not expressly provided for by this Agreement, including enforcement or collection of the Loans, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and any holders of any Note; provided, however, that:

               (a) the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to the Loan Documents or applicable law;

               (b) if the Agent so requests, the Agent shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any action upon the instructions of the Majority Lenders;

               (c) without the consent of all Lenders, the Agent shall not:

                    (i) (except in connection with a sale or transfer of assets permitted under the terms of the Loan Documents or as otherwise expressly permitted hereunder or under any other Loan Document) release any Collateral or Guaranty;

                    (ii) change the Total Commitment (other than changes made pursuant to Section 2.3);

                    (iii) change any Lender's Commitment (other than changes made pursuant to Section 2.3);

                    (iv) change the definition of "Majority Lenders";

                    (v) change the conditions precedent set forth in Article III; or

                    (vi) change the time of payment or rates of interest, the time of payment or amounts of fees, or the timing of payments or amounts of principal, due in respect of Loans; and

               (d) the terms of Section 2.5, Section 2.11.3 and this Article VIII shall not be amended without the prior written consent of the Agent (acting for its own account).

In the absence of instructions from the Majority Lenders, the Agent shall have authority (but no obligation), in its sole discretion, to take or not to take any action (unless this Agreement specifically requires the consent of the Lenders or the consent of the Majority Lenders therefor), and any such action or failure to act shall be binding on all the Lenders and on all holders of the Notes; provided, however, that, upon any Lender's request that the Agent deliver a notice to the Borrower pursuant to Section 7.1.5, the Agent shall, if it concurs in such Lender's determination that the Borrower has failed to perform or observe any covenant, obligation or term of any Loan Document

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described therein, promptly deliver such notice. Each Lender, and each holder of any Note, shall execute and deliver such additional instruments, including powers of attorney in favor of the Agent, as may be necessary or desirable to enable the Agent to exercise its powers hereunder. With respect to matters requiring the consent or approval of all Lenders at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and, for voting purposes only, "all Lenders" shall be deemed to mean "all Lenders other than Defaulting Lenders". Notwithstanding the foregoing, if a Defaulting Lender shall dispute the Agent's determination of the defaulted status of such Lender, such Lender may give written notice to Agent and each other Lender setting forth the basis upon which such Lender disputes Agent's determination; under such circumstances, the Lenders shall attempt in good faith to resolve such dispute within the ninety (90)-day period following Agent's original determination, and during such period the suspension of voting rights for such Defaulting Lender referred to in the preceding sentence shall not apply, provided that if such dispute is not resolved within such 90-day period, then such suspension of voting rights shall thereafter apply. The provisions of the immediately preceding sentence shall not alter or condition any other provision of this Agreement with respect to a failure on the part of any Lender to fund its Percentage Interest of any Loan or otherwise to perform its obligations under the Loan Documents.

     8.2 Duties and Obligations.

          8.2.1 Limitations on Obligations. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or any of them under or in connection with this Agreement except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent:

               (a) may treat each Lender that is a party hereto as the party entitled to receive payments hereunder until the Agent receives written notice of the assignment of such Lender's interest herein, signed by such Lender and made in accordance with the terms hereof and an Assignment Agreement, duly executed by such Lender and its assignee, in substantially the form of Exhibit D (each such agreement, an "Assignment Agreement");

               (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such experts;

               (c) (i) makes no warranty or representation to any Lender, and
     (ii) shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement, the other Loan Documents or in any instrument or document furnished pursuant hereto or thereto;

               (d) shall not have any duty to ascertain or to inquire as to the performance of any of the terms, covenants, or conditions of the Loan Documents on the part of the Borrower or any Subsidiary

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     or as to the use of the proceeds of any Loan or as to the existence or possible existence of any Default or Event of Default;

               (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, or value of this Agreement or any other Loan Document or of any instrument or document furnished pursuant hereto or thereto; and

               (f) shall incur no liability under or in respect of this Agreement (i) by acting upon any oral or written notice, consent, certificate or other instrument or writing (which may be by telegram, facsimile transmission, cable or telex) believed by it to be (A) genuine and (B) signed or sent by the proper party or parties or (ii) by acting upon any representation or warranty of the Borrower or any Material Subsidiary made or deemed to be made hereunder.

          8.2.2 Use of Agents, Employees, Etc. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact, and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

          8.2.3 Payments, Deliveries to Lenders. The Agent shall account to each Lender for such Lender's Percentage Interest of payments of principal of, interest on and fees in respect of the Loans (other than fees payable to the Agent for its own account) received by the Agent from the Borrower or any Material Subsidiary, and shall promptly remit to the Lenders entitled thereto all such payments. The Agent shall transmit to each Lender copies of all documents received from the Borrower or any Material Subsidiary pursuant to the requirements of this Agreement, other than documents which by the terms of this Agreement the Borrower is obligated to deliver directly to the Lenders.

          8.2.4 Provision of Information Regarding Withholding. Each Lender, and each assignee of any Lender, organized outside of the United States shall furnish to the Agent in a timely fashion such documentation (including, but not by way of limitation, IRS Forms Nos. 1001 and 4224) as may be required by applicable law or regulations to establish such Lender's status for tax withholding purposes.

     8.3 Dealings Between Agent and Borrower. With respect to its Commitment and the Loans made by it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not the Agent, and the term "Lender" shall, unless otherwise expressly indicated, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, act and generally engage in any kind of business with the Borrower and its Subsidiaries, and any Person that may do business with the Borrower or any of its Subsidiaries, all as if the Agent were not the Agent hereunder and without any duty to account therefor to the Lenders.

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     8.4 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based upon such documents, information and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents, as applicable. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based upon such documents, information and investigation as it shall deem appropriate at the time, continue to make its own credit analysis and decisions with respect to the taking or not taking of any action under this Agreement or the other Loan Documents. Except for notices, reports and other documents expressly required by this Agreement or any other Loan Document to be furnished to the Lenders by the Agent, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operation, financial or other condition or creditworthiness of the Borrower or any of its Subsidiaries that may come into the possession of the Agent or any of its Affiliates or any officer, director, employee, agent or attorney-in-fact of the Agent or any of its Affiliates (collectively, the "Agent-Related Persons").

     8.5 Indemnification by Lenders. The Lenders agree to indemnify the Agent and each other Agent-Related Person (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Percentage Interests, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of (a) this Agreement or any other Loan Document or
(b) any action taken or omitted by or on behalf of the Agent under this Agreement or any other Loan Document or otherwise in connection with the making, funding, administration or enforcement of the Loans or the preservation of any right in respect thereof, except any such as result from such Agent-Related Person's gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent promptly on demand, in proportion to its Percentage Interest, for any out-of-pocket expenses, including legal fees, incurred by the Agent in connection with the administration or enforcement of or the preservation of any rights under this Agreement or any other Loan Document (to the extent that the Agent is not reimbursed for such expenses by the Borrower and without limiting the obligation of the Borrower to do so).

     8.6 Successor Agent. The Agent may give written notice of its resignation at any time to the Lenders and the Borrower, and may be removed at any time, with cause, by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right (with the approval (not to be unreasonably withheld) of the Borrower, unless (i) such successor Agent is DLJ Capital Funding, Inc., the Documentation Agent or a Co-Agent, or (ii) an Event of Default has occurred and is continuing) to appoint a successor Agent, who shall concurrently assume the rights and obligations of the Swing Line Lender hereunder (including the Swing Line Lender's commitment to fund Swing Line Borrowings and its interest in outstanding advances under the Swing Line). If no successor

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Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the Agent's giving of notice of resignation or the Majority Lenders' removal of the Agent, then the Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank organized under the laws of the United States or of any state thereof, or any Affiliate of such bank, having a combined capital and surplus of at least Five Hundred Million Dollars ($500,000,000). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and Swing Line Lender, and the retiring Agent and Swing Line Lender shall be discharged from its duties and obligations under this Agreement. Until such acceptance by a successor Agent and Swing Line Lender, the retiring Agent shall continue as "Agent" and "Swing Line Lender" hereunder. Notwithstanding any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. Any company into which the Agent may be merged or converted, or with which it may be consolidated, and any company resulting from any merger, conversion or consolidation to which the Agent shall be a party, and any company to which the Agent may sell or transfer all or substantially all of its agency relationships, shall be the successor to the Agent without the execution or filing of any paper or further act, anything herein to the contrary notwithstanding.

     8.7 Administrative Agent; Documentation Agent; Co-Agents. No Lender identified in this Agreement or any other Loan Document as "Administrative Agent" or "Documentation Agent" or "Co-Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document other than those that are applicable to all Lenders as such; and no other Person identified in this Agreement or any other Loan Document as "Administrative Agent" or "Documentation Agent" or "Co-Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document other than those, if any, that are expressly applicable to such Person. Without limiting the generality of the foregoing, no Lender or other Person so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or any of the other Loan Documents or in taking or not taking action hereunder or thereunder.

                                   ARTICLE IX

                                  MISCELLANEOUS

     9.1 No Waiver; Remedies Cumulative. No failure by the Agent or any Lender to exercise, and no delay in exercising, any right, power or remedy under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The exercise of any right, power, or remedy shall in no event (a) constitute a cure or waiver of any Default or

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Event of Default under this Agreement or any other Loan Document or (b)
prejudice the rights of the Agent or any Lender in the exercise of any right hereunder or thereunder. The rights and remedies provided herein and therein are cumulative and not exclusive of any right or remedy provided by law.

     9.2 Governing Law. This Agreement and the other Loan Documents (except, in the case of any other Loan Document, to the extent otherwise provided therein) shall be governed by, and construed in accordance with, the laws of the State of New York, U.S.A., without regard to principles of conflicts of law.

     9.3 Mandatory Arbitration. Any controversy or claim between or among the parties, including those arising out of or relating to this Agreement or the other Loan Documents and any claim based on or arising from an alleged tort, shall, at the request of any party, be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"), and shall be conducted in California or Oregon or such other jurisdiction that has adopted the most recent revision of Article 8 of the Uniform Commercial Code in existence as of the date of this Agreement as the parties to such arbitration may agree. The arbitrator(s) shall give effect to the statutes of limitation applicable under the law governing this Agreement, as provided in Section 9.2, in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. No provision of this Section 9.3 shall limit the right of any party to this Agreement (a) to exercise self-help remedies such as setoff, foreclosure against or sale of any Collateral, or (b) to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of either party to resort to arbitration.

     9.4 Notices. All notices and other communications provided for in this Agreement, or that any party shall desire to deliver to any other party with respect to the transactions contemplated hereby, shall be in writing or (unless otherwise specified) by telex, facsimile transmission, telegram or cable, and shall be mailed (with first class postage prepaid) or sent or delivered to each party (a) at the address set forth under its name on the signature pages hereof, or (b) at such other address as shall be designated by such party in a written notice to each other party delivered in accordance with the provision of this
Section 9.4. Except as otherwise specified: (x) all notices or other communications sent by mail, if duly given, shall be effective three (3) Business Days after deposit into the mails, (y) all notices or other communications sent by a nationally recognized overnight courier service, if duly given, shall be effective one (1) Business Day after delivery to such courier service (with the relevant fees paid or duly provided for), and (z) all other notices or other communications, if duly given or made, shall be effective upon receipt.

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     9.5 Assignment and Participations.

          9.5.1 Agreement Binding. This Agreement shall be binding upon and inure to the benefit of the parties and their respective Successors and assigns, provided that the Borrower may not assign or otherwise transfer all or any part of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Agent and all the Lenders, and any such assignment or transfer purported to be made without such consent shall be ineffective.

          9.5.2 Sale of Participations.

               (a) Any Lender may at any time sell participation interests in its Loans and Commitment to any other Person, provided that no such participation shall, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to qualify such participation under the securities laws of any jurisdiction. Such sales may be made without the consent of the Agent, the Borrower or any other Lender; provided, however, that (i) the selling Lender shall have provided the Borrower and the Agent with prior written notice of the proposed sale of any participation interest in any Loan or in such Lender's Commitment; and (ii) the selling Lender retains the right to vote as a Lender hereunder in respect of the interest sold without being bound to (A) obtain the consent of its participant or (B) exercise its rights in accordance with instructions received from its participant, except that the participant's consent may be required for (w) proposed increases in the Total Commitment; (x) proposed changes to the timing or amount of principal payments; (y) proposed changes to the timing, rate(s) or amount(s) of payments of interest or fees; or (z) proposed releases of any Collateral or Guaranties for which the consent of such Lender would be required hereunder.

               (b) All amounts payable by the Borrower hereunder or under any other Loan Document (including, without limitation, amounts payable to any Lender selling a participation under Section 2.7 or Section 2.13), shall be determined as if such Lender had not sold such participation; provided that the Borrower and each Lender hereby acknowledge and agree that, for purposes of Sections 9.6.1 and 9.7, (i) such participation shall give rise to a direct obligation of the Borrower to the participant, and such participant shall be considered to be a "Lender".

               (c) No Lender shall, as between (i) the Borrower, the Agent or any other Lender and (ii) such Lender, be relieved of any of its obligations hereunder or under any other Loan Document as a result of any such sale of a participation.

          9.5.3 Assignments. Any Lender may at any time:

               (a) assign to any other Lender or to any Affiliate of any Lender, or

               (b) after first obtaining the approval of (i) unless the assigning Lender is the Documentation Agent or Administrative

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     Agent, or an Affiliate thereof, Agent, and (ii) unless any Event of Default has occurred and is continuing, Borrower (in either case, which approval will not be unreasonably withheld),

assign, to any Eligible Assignee, all or a portion of its rights and obligations under this Agreement (including without limitation all or a portion of its Commitment and the Loans owing to it); provided that no such assignment shall, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to qualify such participation under the securities laws of any jurisdiction; and provided further that (p) (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement and other Loan Documents, and the assignment shall cover the same percentage of such Lender's Commitment and Loans, and (ii) the commitment of the Swing Line Lender to fund Swing Line Borrowings and the Swing Line Lender's interest in outstanding Swing Line Borrowings may not be assigned to any Person other than a Person who concurrently becomes both a successor Agent pursuant to
Section 8.6 and the Swing Line Lender, (q) unless the Agent and (unless any Event of Default has occurred and is continuing) the Borrower otherwise consent, the aggregate amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment to any Person other than a Person that is already a Lender (determined as of the date of the Assignment Agreement with respect to such assignment) shall in no event be less than Five Million Dollars ($5,000,000) and shall be an integral multiple of One Million Dollars ($1,000,000), (r) after giving effect to such assignment (unless the assignment is of the assigning Lender's entire remaining interest in the Loans), the aggregate amount of the Commitment retained by the assigning Lender shall in no event be less than Five Million Dollars ($5,000,000), (s) the parties to each such assignment shall execute and deliver to the Agent (to the extent applicable, for its acceptance and the acceptance of the Borrower), an Assignment Agreement, and (t) the Agent shall receive from the assignor a processing fee of Three Thousand Dollars ($3,000). Unless the Agent or (where the Borrower's consent is required) the Borrower gives written notice to the assigning Lender that it objects to the proposed assignment (together with a written explanation of the reasons behind such objection) within ten (10) Business Days following receipt of the assigning Lender's written request for approval of the proposed assignment, the Agent or the Borrower, as the case may be, shall be deemed to have approved such assignment. Upon such execution, delivery, approval and acceptance, and upon the effective date specified in the applicable Assignment Agreement, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, have the rights and obligations of a Lender hereunder, and (y) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than rights of indemnification) and be released from its obligations under this Agreement (and, if such assignment is of such Lender's entire remaining Commitment, shall cease to be a party hereto).

          9.5.4 Assignments or Pledges to Federal Reserve Bank. Any Lender may pledge or assign all or any part of its interest under the

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Loan Documents for security purposes to any Federal Reserve Bank pursuant to
Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by the pledgee Federal Reserve Bank; provided that (a) no Lender shall, by reason of such pledge or assignment, be relieved of any of its obligations hereunder or under any other Loan Document, and (b) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the pledging/assigning Lender to take, or omit to take, any action in respect of the Loans.

          9.5.5 Certain Effects of Assignments, Participations and Pledges.

               (a) Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee, together with the processing fee referred to in Section 9.5.3 and any withholding documentation required to be delivered pursuant to Section 8.2.4, the Agent shall (subject to the provisions of Section 9.5.3 relating to the Agent's right of consent to assignments): (i) accept such Assignment Agreement by executing a counterpart thereof, (ii) record the information contained therein in the Agent's records relating to the Loans; and (iii) give prompt notice thereof to the Borrower (including, to the extent that the Borrower's consent thereto is required, the delivery of a counterpart thereof to the Borrower for its execution and return to the Agent for transmittal to the assigning Lender). The Agent shall maintain a copy of each Assignment Agreement delivered to it and accepted as provided herein.

               (b) The assignee of any permitted sale or assignment (including assignments for security and sales of participations) shall have the same rights and benefits against the Borrower and otherwise under the Loan Documents (excepting however, in the case of sales of participations, the right to grant or withhold consents or otherwise vote in respect thereof and the right to payment of certain increased costs and amounts in respect of withholding taxes, as provided in Section 9.5.2(b)), including the right of setoff, and in the case of any outright assignment (as distinguished from an assignment for security or the sale of a participation) the same obligations in respect thereof, as if such assignee were an original Lender. Except to the extent otherwise required by the context of this Agreement, the word "Lender" where used in this Agreement shall mean and include any holder of a Note originally issued to a Lender hereunder, and each such holder shall be bound by and have the benefits of this Agreement the same as if such holder had been a signatory hereto. Any outright assignment of a Lender's interest hereunder to another Lender made in conformance with the terms of this Section 9.5 shall result in a corresponding adjustment to the selling and purchasing Lenders' Commitments and Percentage Interests. At the request of any assignee of a Lender, the assigning Lender shall, upon the effectiveness of any assignment (or as promptly thereafter as practicable), surrender its Note to the Agent to be exchanged for new Note(s) in the name(s) of the assigning Lender (if it retains any interest hereunder) and its assignee, to reflect the

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Commitment(s) of the assigning Lender and its assignee after giving effect to such assignment.

          9.5.6 Confidentiality. The Agent, and each of the Lenders, understands that some of the information and documents furnished to it pursuant to this Agreement or the other Loan Documents may be confidential, and agrees that it will keep all non-public information, documents and agreements so furnished to it confidential and will make no disclosure to other Persons of such information or agreements until it shall have become public, except (a) to the extent required in connection with matters involving operations under or enforcement or amendment of the Loan Documents; (b) in accordance with the Agent's or such Lender's obligations under law or regulations or pursuant to subpoenas or other legal process to make information available to governmental agencies and examiners or to others; (c) to any corporate parent or (if such Affiliate is a financial institution) other Affiliate of Agent or such Lender, solely for purposes of the administration or enforcement of the Loans, so long as such parent or other Affiliate agrees to accept such information or agreement subject to the restrictions provided in this Section 9.5.6; (d) to any participant of the Agent or such Lender that agrees to keep such information, documents or agreement confidential in accordance with the restrictions provided in this
Section 9.5.6; (e) to the Agent or to any other Lender and such Agent's and such other Lender's respective counsel and other professional advisors so long as such Persons are instructed to keep such information confidential in accordance with the provisions of this Section 9.5.6; (f) to proposed assignees and participants that agree to keep such information, documents or agreements confidential in accordance with the restrictions provided in this Section 9.5.6; or (g) with the prior written consent of the Borrower.

          9.5.7 Representations of Lenders. Each Lender represents and warrants to the Borrower, the Agent and each of the other Lenders as follows:

               (a) Such Lender is an Eligible Assignee described in clause (a) of the definition of "Eligible Assignee" (and each Guarantor shall be entitled to rely on such representation and warranty);

               (b) Such Lender has experience and expertise in the making of loans such as the Loans; and

               (c) Such Lender will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or other federal securities laws (it being understood that, subject to the provisions of the Loan Documents relating to the transfer of interests thereunder, the disposition of such Loans, or any interests therein, shall at all times remain within such Lender's exclusive control).

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     9.6 Indemnification by Borrower; Expenses.

          9.6.1 Indemnification. Whether or not the transactions contemplated hereby shall be consummated, the Borrower shall pay, indemnify and hold each Agent-Related Person, and each of the Documentation Agent, the Administrative Agent, each Co-Agent and each Lender and their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person"), harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable attorneys' fees, which may include the allocated charges of internal legal counsel), of any kind or nature whatsoever, that may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or the replacement of any Lender) (collectively, "Indemnified Liabilities") be imposed on, incurred by or asserted against any such Indemnified Person in any way arising out of or in connection with or by reason of, or in connection with the preparation of a defense of, any claim, litigation, investigation or proceeding relating to or arising out of or in connection with (a) this Agreement or any other Loan Document, (b) the High Yield Offering, (c) the transactions contemplated hereby or thereby, (d) the use of any Loan proceeds, or (e) any action taken or omitted by any such Indemnified Person under or in connection with any of the foregoing; provided that (x) the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person; and (y) no Indemnified Person that is (i) an Initial Purchaser, as defined in the Purchase Agreement dated August 7, 1997 (the "Purchase Agreement") for the purchase and sale of the High Yield Notes, or (ii) an officer, employee or person who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act (as such terms are defined in the Purchase Agreement) (any such Person, in its capacity as an Initial Purchaser or an officer, employee or person who so controls any Initial Purchaser (and not in its capacity as a Lender, Agent or Agent-Related Person, Documentation Agent, Administrative Agent or Co-Agent or an officer, director, employee, counsel, agent or attorney-in-fact of any of the foregoing), a "High Yield Offering Person"), shall be entitled to be indemnified under clause (b) of this Section 9.6.1 for Indemnified Liabilities imposed on, incurred by or asserted against such Indemnified Person solely in its capacity as a High Yield Offering Person, it being the intent that each such Person's rights of indemnity with respect to the High Yield Offering and the purchase and sale of the High Yield Notes, in such Person's capacity as a High Yield Offering Person, shall arise solely under, and be governed exclusively by, the Purchase Agreement. All amounts owing under this
Section 9.6.1 shall be paid promptly upon demand. At the election of any Indemnified Person, the Borrower shall defend such Indemnified Person in respect of any Indemnified Liabilities using legal counsel selected by the Borrower and reasonably satisfactory to such Indemnified Person at the sole cost and expense of the Borrower. Without limiting the generality of the foregoing, in the event that any Indemnified Person becomes involved in any capacity other than in such Person's capacity as a High Yield Offering Person in any action, proceeding or investigation brought by or against any Person in connection with or as a result of the Loans or any matter referred to in this Agreement or any other Loan Document or the

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transactions contemplated hereby or thereby, the Borrower shall periodically reimburse such Indemnified Person for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith.

          9.6.2 Expenses. The Borrower shall pay immediately upon demand (a) all reasonable costs, fees and expenses, including reasonable attorneys' fees and expenses, incurred by the Agent in connection with the preparation, review, execution and delivery of, and the exercise of its duties under, this Agreement and the other Loan Documents, and the preparation of amendments, supplements and waivers hereunder and thereunder; (b) all reasonable costs, fees and expenses, including reasonable attorneys' fees and expenses, incurred by the Agent or the Lenders in connection with the enforcement, preservation or protection (or attempted enforcement, preservation or protection) of any rights or remedies of the Agent or the Lenders under this Agreement or any other Loan Document (including in connection with any "workout" or restructuring relating to this Agreement or any bankruptcy or insolvency case involving Borrower or any of its Subsidiaries or other Affiliates); and (c) all reasonable costs, fees and expenses incurred by Agent and the Lenders for appraisals, audits, environmental inspections and reviews, searches and filings in connection with any of the foregoing. As used herein, the term "reasonable attorneys' fees and expenses" shall include, without limitation, reasonable allocable costs and expenses of the Agent's and the Lenders' in-house legal counsel and staff, and "reasonable costs, fees and expenses" shall include, without limitation, reasonable allocable costs, fees and expenses of the Agent's and the Lenders' internal appraisal, audit, environmental and other similar services, and reasonable fees and disbursements of expert witnesses and other consultants.

     9.7 Setoff. In addition to all Liens upon, and rights of setoff against, the monies, securities or other property of the Borrower given to the Agent or any Lender by law, the Agent, and each Lender, shall have a lien upon and a right of setoff against all monies, securities and other property of the Borrower now or hereafter in the possession of or on deposit with such Person, whether held in a general or special account or deposit or for safekeeping or otherwise, and, subject to any contrary provision of this Agreement to the contrary, every such Lien and right of setoff may be exercised without demand upon or prior notice to the Borrower. Each Person exercising any such right of setoff shall notify the Agent and the Borrower thereof promptly thereafter, but no failure to give any such notice shall affect the validity of the relevant setoff. No Lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of the Agent or any Lender, or by any neglect to exercise such right of setoff or to enforce such Lien, or by any delay in so doing, and every right of setoff and Lien shall continue in full force and effect until such right of setoff or Lien is specifically waived or released by an instrument in writing executed by the Person entitled thereto.

     9.8 No Third Party Beneficiaries. This Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of the Borrower, the Agents, the Lenders, the Arrangers and the Indemnified Persons and their respective permitted Successors and assigns, and, except as expressly provided (a) in Section 9.5.2(b) with respect to participants, or (b) in Section 9.5.7(a) with respect to permitted reliance thereon by the Guarantors, no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

     9.9 Severability; Independence of Covenants.

          9.9.1 Severability. Any provision of this Agreement or any other Loan Document that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective to the extent of such prohibition or unenforceability, without (a) invalidating the remaining provisions hereof or
(b) affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

          9.9.2 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any one or more of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or such condition exists.

     9.10 Survival. The representations, warranties and indemnities of the Borrower in favor of the Agent and the Lenders, and the representations, warranties and indemnities of the Lenders in favor of the Agent, shall survive indefinitely and, without limiting the foregoing, shall survive the execution and delivery of this Agreement and the other Loan Documents, the making of any Loan, the expiration of the Total Commitment and the repayment of all Loans and other amounts due hereunder.

     9.11 Conditions Not Fulfilled; Limitation on Liability.

          9.11.1 Conditions Not Fulfilled. If no Loan is made hereunder owing to nonfulfillment of any condition precedent specified in Article III, no party hereto shall be responsible to any other party for any damage or loss by reason thereof, except that the Borrower shall in any event be liable to pay the fees, Taxes, and expenses for which it is obligated hereunder.

          9.11.2 Limitation on Liability. To the extent permitted by applicable law, no claim may be made by the Borrower, any Lender or any other Person against the Agent or any Agent-Related Person, the Administrative Agent, the Documentation Agent, any Co-Agent or any Lender, or the Affiliates, directors, officers, employees, attorneys or agents of any of them, for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Borrower and each Lender hereby waive, release and agree not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided, however, that if a Lender refuses to fund a Loan and a court of competent jurisdiction finds that such refusal was without justification and in bad faith, such Lender may be liable to the Borrower for the Borrower's reasonable and foreseeable damages resulting from such refusal to fund. If for any reason any Lender breaches its obligation to make any Loan hereunder, neither the Agent nor any other Lender shall be responsible to the Borrower for any damage or loss by reason thereof, nor shall the Borrower, or any other Lender, be excused from its own performance hereunder.

     9.12 Entire Agreement; Amendment. This Agreement, together with the Exhibits and Schedules hereto and the letter agreement referred to in Section 2.11.2, comprise the entire agreement of the parties, and may not be amended or modified except by written agreement of the Borrower and the Agent executed in conformance with the terms of Section 8.1. No provision of this Agreement may be waived except in writing, and then only in the specific instance and for the specific purpose for which given.

     9.13 WAIVER OF JURY TRIAL. THE PARTIES HERETO (a) WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE, DETERMINE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND (b) AGREE THAT (i) ANY SUCH ACTION OR PROCEEDING SHALL NOT BE TRIED BEFORE A JURY, AND (ii) ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY. NOTHING IN THIS SECTION 9.13 IS INTENDED TO LIMIT THE TERMS OF SECTION 9.3.

     9.14 Headings. The headings of the various provisions of this Agreement are for convenience of reference only, do not constitute a part hereof, and shall not affect the meaning or construction of any provision hereof.

     9.15 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Agreement.


            [The rest of this page has been intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized as of the date first written above.


                                       BORROWER:

                                       HOLLYWOOD ENTERTAINMENT CORPORATION


                                       By: DONALD J. EKMAN
                                           -------------------------------------
                                       Name: Donald J. Ekman
                                             -----------------------------------
                                       Title: Senior Vice President
                                              ----------------------------------

                                       Address: 25600 S.W. Pkwy. Ctr. Dr.
                                                Wilsonville, Oregon 97070
                                                Attn:  Donald J. Ekman
                                                Telephone: (503) 570-1600
                                                Telefax:   (503) 570-1680


                                       AGENT:

                                       SOCIETE GENERALE


                                       By: J. BLAINE SHAUM
                                           -------------------------------------
                                       Name: J. Blaine Shaum
                                             -----------------------------------
                                       Title: Regional Manager
-                                             ----------------------------------

                                       Address:  One Montgomery Street
                                                 Suite 3220
                                                 San Francisco, California 94104
                                                 Attn:  Alec Neville
                                                 Telephone: (415) 433-8400
                                                 Telefax:   (415) 989-9922


ADMINISTRATIVE AGENT:                  DONALDSON, LUFKIN & JENRETTE SECURITIES
                                       CORPORATION


                                       By: ERIC SWANSON
                                           -------------------------------------
                                       Name: Eric Swanson
                                             -----------------------------------
                                       Title: Managing Director
                                              ----------------------------------

                                       Address:  2121 Avenue of The Stars
                                                 ---------------------------
                                                  Los Angeles, CA 90067
                                                 ---------------------------
                                       Attn:
                                       Telephone: (310) 282-7447
                                       Telefax:   (310) 282-6178

DOCUMENTATION AGENT:                   GOLDMAN SACHS CREDIT PARTNERS L.P.


                                       By: JOHN E. URBAN
                                           -------------------------------------
                                       Name: John E. Urban
                                             -----------------------------------
                                       Title: Authorized Signer
                                              ----------------------------------

                                       Address: ________________________________
                                                ________________________________
                                                ________________________________
                                                Attn:
                                                Telephone:
                                                Telefax:


LENDERS AND CO-AGENTS:                 SOCIETE GENERALE


                                       By: J. BLAINE SHAUM
                                           -------------------------------------
                                       Name: J. Blaine Shaum
                                             -----------------------------------
                                       Title: Regional Manager
                                              ----------------------------------

                                       Commitment:  $25,000,000
                                       Percentage Interest: 8.3333333333%

                                       Address:  One Montgomery Street
                                                 Suite 3220
                                                 San Francisco, California 94104
                                                 Attn:  Alec Neville
                                                 Telephone: (415) 433-8400
                                                 Telefax:   (415) 989-9922


                                       DLJ CAPITAL FUNDING, INC.


                                       By: ERIC SWANSON
                                           -------------------------------------
                                       Name: Eric Swanson
                                             -----------------------------------
                                       Title: Managing Director
                                              ----------------------------------

                                       Commitment:  $22,000,000
                                       Percentage Interest: 7.3333333333%

                                       Address:  2121 Avenue of The Stars
                                                 ---------------------------
                                                 Los Angeles, CA 90067
                                                 ---------------------------
                                                 Attn:
                                                 Telephone: (310) 282-7447
                                                 Telefax:   (310) 282-6178

                                       GOLDMAN SACHS CREDIT PARTNERS L.P.


                                       By: JOHN E. URBAN
                                           -------------------------------------
                                       Name: John E. Urban
                                             -----------------------------------
                                       Title: Authorized Signer
                                              ----------------------------------

                                       Commitment:  $22,000,000
                                       Percentage Interest: 7.3333333333%

                                       Address:  _______________________________
                                                 _______________________________
                                                 _______________________________
                                                 Attn:
                                                 Telephone:
                                                 Telefax:

                                       CREDIT LYONNAIS LOS ANGELES BRANCH as a
                                       Co-Agent and a lender


                                       By: DIANNE M. SCOTT
                                           -------------------------------------
                                       Name:  Dianne M. Scott
                                       Title: Vice President and Manager

                                       Commitment:  $19,000,000
                                       Percentage Interest: 6.3333333333%

                                       Address:  515 South Flower Street,
                                                 Suite 2200
                                                 Los Angeles, California 90071
                                                 Attn:  Eric Dulot
                                                 Telephone: (213) 362-5954
                                                 Telefax:   (213) 623-3437


                                       DEUTSCHE BANK AG, NEW YORK BRANCH, as a
                                       Co-Agent and a Lender


                                       By: JOEL D. MAKOWSKY
                                           -------------------------------------
                                       Name: Joel D. Makowsky
                                             -----------------------------------
                                       Title: Assistant Vice President
                                              ----------------------------------


                                       By: SHERYL L. PAYNTER
                                           -------------------------------------
                                       Name: Sheryl L. Paynter
                                             -----------------------------------
                                       Title: Associate
                                              ----------------------------------

                                       Commitment:  $19,000,000
                                       Percentage Interest: 6.3333333333%

                                       Address:  31 West 52nd Street
                                                 New York, New York 10019
                                                 Attn:  Susan O'Connor
                                                 Telephone: (212) 469-8208
                                                 Telefax:   (212) 469-7936

                                       KEYBANK NATIONAL ASSOCIATION,
                                       as a Co-Agent and a Lender


                                       By: MARY YOUNG
                                           -------------------------------------
                                       Name:  Mary Young
                                       Title: Commercial Banking Officer

                                       Commitment:  $19,000,000
                                       Percentage Interest: 6.3333333333%

                                       Address:  700 Fifth Avenue, 48th Floor
                                                 Seattle, Washington  98104
                                                 Attn:  Mary Young
                                                 Telephone: (206) 684-6085
                                                 Telefax:   (206) 684-6035


                                       U.S. BANK NATIONAL ASSOCIATION


                                       By: JANET JORDAN
                                           -------------------------------------
                                       Name:  Janet E. Jordan
                                       Title: Vice President

                                       Commitment:  $19,000,000
                                       Percentage Interest: 6.3333333333%

                                       Address:  555 S.W. Oak Street, Suite 400
                                                 Portland, Oregon  97204
                                                 Attn:  Janet E. Jordan
                                                 Telephone: (503) 275-5871
                                                 Telefax:   (503) 275-5428


                                       BARCLAYS BANK PLC, as a Co-Agent and
                                       a Lender


                                       By: KEITH F. ARNSDORFF
                                           -------------------------------------
                                       Name:  Keith F. Arnsdorff
                                       Title: Associate Director

                                       Commitment:  $19,000,000
                                       Percentage Interest: 6.3333333333%

                                       Address:  222 Broadway
                                                 New York, New York 10038
                                                 Attn:  Keith F. Arnsdorff
                                                 Telephone: (212) 412-6883
                                                 Telefax:   (212) 412-2441

                                       THE SUMITOMO BANK, LIMITED


                                       By: CAROLE A. DALEY
                                           -------------------------------------
                                       Name: Carole A. Daley
                                             -----------------------------------
                                       Title: Vice President and Manager
                                              ----------------------------------


                                       By: J. WILLIAM BLOOM
                                           -------------------------------------
                                       Name: J. William Bloom
                                             -----------------------------------
                                       Title: Vice President
                                              ----------------------------------

                                       Commitment:  $17,000,000
                                       Percentage Interest: 5.6666666667%

                                       Address:  U.S. Commercial Banking Dept.
                                                 100 Pine Street, Suite 3300
                                                 San Francisco, California
                                                   94111-5219
                                                 Attn:  J. William Bloore
                                                 Telephone: (415) 394-0870
                                                 Telefax:   (415) 394-9797


                                       UNION BANK OF CALIFORNIA, N.A.


                                       By: ALISON AMONETTE
                                           -------------------------------------
                                       Name: Alison Amonette
                                             -----------------------------------
                                       Title: Vice President
                                              ----------------------------------

                                       Commitment:  $17,000,000
                                       Percentage Interest: 5.6666666667%

                                       Address:  400 California Street,
                                                 17th Floor
                                                 San Francisco, California 94104
                                                 Attn:  Alison Amonette
                                                 Telephone: (415) 765-3696
                                                 Telefax:   (415) 765-2634


                                       VAN KAMPEN AMERICAN CAPITAL PRIME RATE
                                       INCOME TRUST


                                       By: JEFFREY W. MAILLET
                                           -------------------------------------
                                       Name: Jeffrey W. Maillet
                                             -----------------------------------
                                       Title: Senior Vice President & Director
                                              ----------------------------------

                                       Commitment:  $17,000,000
                                       Percentage Interest: 5.6666666667%

                                       Address:  One Parkview Plaza
                                                 Oakbrook Terrace, Illinois
                                                   60181
                                                 Attn:  Jeffrey W. Maillet
                                                 Telephone: (630) 684-6438
                                                 Telefax:   (630) 684-6740, 6741

                                       THE BANK OF NOVA SCOTIA


                                       By: MIKE BROWN
                                           -------------------------------------
                                       Name:  Mike Brown
                                       Title: Officer


                                       By: DARYL HOGGE
                                           -------------------------------------
                                       Name:  Daryl Hogge
                                       Title: Officer

                                       Commitment:  $12,000,000
                                       Percentage Interest: 4.0000000000%

                                       Address:  888 S.W. Fifth Avenue
                                                 Suite 750
                                                 Portland, Oregon 97204
                                                 Attn:  Daryl Hogge
                                                 Telephone: (503) 222-5233
                                                 Telefax:   (503) 222-5502


                                       THE FUJI BANK, LIMITED - SAN FRANCISCO
                                       AGENCY


                                       By: KEIICHI OZAWA
                                           -------------------------------------
                                       Name:  Keiichi Ozawa
                                       Title: Joint General Manager

                                       Commitment:  $12,000,000
                                       Percentage Interest: 4.0000000000%

                                       Address: 601 California Street, Suite 500
                                                San Francisco, California 94111
                                                Attn:  Richard De Baere
                                                Telephone: (415) 296-5454
                                                Telefax:   (415) 362-4613


                                       THE MITSUBISHI TRUST AND BANKING
                                       CORPORATION


                                       By: TOSHIHIRO HAYASHI
                                           -------------------------------------
                                       Name:  Toshihiro Hayashi
                                       Title: Senior Vice President

                                       Commitment:  $12,000,000
                                       Percentage Interest: 4.0000000000%

                                       Address:  520 Madison Avenue, 26th Floor
                                                 New York, New York  10022
                                                 Attn:  Beatrice Kossodo
                                                 Telephone: (212) 891-8363
                                                 Telefax:   (212) 644-6825
                                                            (212) 593-4691

                                       THE SAKURA BANK, LTD., SAN FRANCISCO
                                       AGENCY


                                       By: SEIICHI TAGUSARI
                                           -------------------------------------
                                       Name:  Seiichi Tagusari
                                       Title: General Manager

                                       Commitment:  $12,000,000
                                       Percentage Interest: 4.0000000000%

                                       Address:  345 California Street,
                                                 Suite 1100
                                                 San Francisco, California 94104
                                                 Attn:  J.E. Best
                                                 Telephone: (415) 765-0881
                                                 Telefax:   (415) 765-0860


                                       SUNTRUST BANK CENTRAL FLORIDA, N.A.


                                       By: JANET P. SAMMONS
                                           -------------------------------------
                                       Name: Janet P. Sammons
                                             -----------------------------------
                                       Title: Vice President
                                              ----------------------------------

                                       Commitment:  $12,000,000
                                       Percentage Interest: 4.0000000000%

                                       Address:  200 S. Orange Avenue
                                                 Orlando, Florida  32801
                                                 Attn:  Kim Evans
                                                 Telephone: (407) 237-4311
                                                 Telefax:   (407) 237-4253


                                       TRANSAMERICA BUSINESS CREDIT CORPORATION


                                       By: PERRY VAVOULES
                                           -------------------------------------
                                       Name:  Perry Vavoules
                                       Title: Senior Vice President

                                       Commitment:  $12,000,000
                                       Percentage Interest: 4.0000000000%

                                       Address:  555 Theodore Fremd Avenue,
                                                 Suite C-301
                                                 Rye, New York  10580
                                                 Attn:  Ron Walker
                                                 Telephone: (914) 925-7233
                                                 Telefax:   (914) 921-0110

                                       CITY NATIONAL BANK


                                       By: GEORGE HAYRAPETIAN
                                           -------------------------------------
                                       Name: George Hayrapetian
                                             -----------------------------------
                                       Title: Vice President
                                              ----------------------------------

                                       Commitment:  $8,000,000
                                       Percentage Interest: 2.6666666667%

                                       Address:  400 North Roxbury Drive,
                                                 3rd Floor
                                                 Beverly Hills, California 90210
                                                 Attn:  George Hayrapetian
                                                 Telephone:  (310) 888-6114
                                                 Telefax:  (310) 888-6152


                                       BANQUE WORMS CAPITAL CORPORATION


                                       By: DOMINIQUE PICON
                                           -------------------------------------
                                       Name: Dominique Picon
                                             -----------------------------------
                                       Title: CFO
                                             -----------------------------------


                                       By: MICHELE M. FLEMING
                                           -------------------------------------
                                       Name: Michele M. Fleming
                                             -----------------------------------
                                       Title: VP & General Counsel
                                              ----------------------------------

                                       Commitment:  $5,000,000
                                       Percentage Interest: 1.6666666667%

                                       Address:  450 Park Avenue, Suite 2900
                                                 New York, New York  10022-2698
                                                 Attn:  Gregory Allard
                                                 Telephone:  (212) 758-6375
                                                 Telefax:    (212) 888-6797

                    SCHEDULE 1 TO REVOLVING CREDIT AGREEMENT


                                 PREPAYMENT FEES

     The amount of the fee to be paid pursuant to Section 2.8 of the Revolving Credit Agreement ("Prepayment Fee") shall depend on the following:

     (1) The amount by which interest rates have changed between the Reference Date and the Prepayment Date. For purposes hereof:

          (a) "Reference Date" means the date the relevant IBOR Rate first became applicable;

          (b) "Prepayment Date" means the date the Borrower, either voluntarily or involuntarily, prepays all or any portion of an IBOR Loan; and

          (c) The following U.S. Treasury rates shall be used as a benchmark to measure changes in interest rate levels:

               (i) A "Reference Rate" equal to the average interest rate yield at the Reference Date for U.S. Government Securities having maturities of approximately ninety (90) days will be determined in the manner described below for determining applicable rates, but will be established as of the Reference Date for the Applicable Interest Period. This rate shall represent interest rate levels at the time a particular IBOR Rate is selected.

               (ii) An "Applicable Rate", determined as described below, shall represent interest rate levels as of the Prepayment Date:

                    (A) The Applicable Rate shall be equal to the average interest rate yield, at the time of the relevant prepayment, for U.S. Government Securities having maturities equivalent to the remaining portion of the Applicable Interest Period.

                    (B) The Applicable Rate shall be determined from the Federal Reserve Statistical Release (Publication H.15 (519)) in the "This Week" (most recent week) column under the heading "U.S. Government Securities - Treasury Bills - Secondary Market", interpolated to the nearest month. Rates listed in the Federal Reserve Statistical Release for maturities of less than one year are on a discount rate basis, and these rates shall be converted to a coupon equivalent basis, based upon a 360-day year. The Statistical Release published on Monday shall be used for calculation of a Prepayment Fee payable on the following Tuesday through the following Monday, with appropriate adjustment if the day of publication changes.

     (2)  The amount of principal prepaid.

     (3) A prepayment fee factor (see "PREPAYMENT FEE FACTOR SCHEDULE" below). The prepayment fee factor represents the economic loss to the Agent and Lenders that would result from a prepayment of $1.00 of principal if interest rates were to drop by one percent from the time the relevant IBOR Rate first became effective.

                          CALCULATION OF PREPAYMENT FEE

     (1) If the Reference Rate is lower than or equal to the Applicable Rate, the Prepayment Fee shall be zero.

     (2) If the Applicable Rate is lower than the Reference Rate, the Prepayment Fee shall be equal to:

          (a) the difference between the Reference Rate and the Applicable Rate (expressed as a decimal), multiplied by

          (b) the appropriate factor from the PREPAYMENT FEE FACTOR SCHEDULE, multiplied by the principal amount that is being prepaid.

Example:

     (1) An IBOR Loan in the principal amount of $2,000,000 is fully prepaid two months prior to the expiration of the Applicable Interest Period.

     (2) At the commencement of the Applicable Interest Period, a Reference Rate of 7.00% was assigned to the IBOR Loan.

     (3) The Applicable Rate (as determined by current 2-month U.S. Treasury rates) is 6.50%. Rates are therefore judged to have dropped by 0.50% since the rate was fixed, and a Prepayment Fee is payable.

     (4) A prepayment fee factor of .20 is determined from the table below, and the Prepayment Fee is computed as follows:

          Prepayment Fee = (.50) x (.20) x ($2,000,000) = $2,000.

                         PREPAYMENT FEE FACTOR SCHEDULE

        Months Remaining in the
       Applicable Interest Period           Prepayment Fee Factor
       --------------------------           ---------------------

                  0                                  0.00
                  1                                  0.10
                  2                                  0.20
                  3                                  0.31
                  6                                  0.61


     If the time remaining in the Applicable Interest Period is between any two time periods in the above table, the Agent shall interpolate between the prepayment fee factors corresponding to the two time periods that are closest to the time remaining in the Applicable Interest Period.

     The Agent and Lenders are not required to actually reinvest the prepaid principal in any U.S. Government Treasury obligations as a condition to receiving a Prepayment Fee calculated in accordance with this Schedule 1.


                                        3